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                                CREDIT AGREEMENT







                            Dated: As of May 30, 1997







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                       This Instrument Prepared by:


                       Dean A. Stiffle, Esq.
                       Battle Fowler LLP
                       75 East 55th Street
                       New York, New York  10022


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                                TABLE OF CONTENTS

                                                                         Page
                                                                        ------
1.  Definitions........................................................... 1

2.  Credit Facility....................................................... 1

3.  Maturity Date......................................................... 2

4.  Use of Proceeds and Maximum Amount Available.......................... 3

5.  Advance of the Credit Facility........................................ 3

6.  Condition to Advances................................................. 3

7.  Collateral............................................................ 4

8.  New Debt or Equity Offering........................................... 4

9.  Restrictions on Transfer and Further Encumbrance...................... 4

10. Commitment Fee........................................................ 5

11. Loan to Value Requirement............................................. 5

12. Representations and Warranties........................................ 5

13. Covenants.............................................................12

14. Recourse Obligations..................................................18

15. Right of Entry........................................................18

16. Books and Records.....................................................18

17. Taxes.................................................................19

18. Insurance Coverage....................................................19

19. Condemnation..........................................................21

20. Environmental Provisions..............................................21

21. Estoppel Certificates.................................................24

22. Non-Waiver............................................................24

23. Sole Discretion.......................................................25

24. Absolute and Unconditional Obligation.................................25

25. Relationship..........................................................26

26. Anti-Forfeiture.......................................................26

27. Deposits..............................................................26

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28. Submission to Jurisdiction............................................27

29. Retention of Counsel and Consultants..................................27

30. Waiver of Notice......................................................27

31. Events of Default.....................................................27

32. Application of Moneys.................................................30

33. Right to Cure Defaults................................................31

34. Further Assurances....................................................31

35. Costs and Expenses....................................................31

36. Indemnification of Agent and Co-Lenders...............................31

37. Construction of Agreement.............................................31

38. Parties Bound, etc....................................................32

39. Complete Agreement....................................................32

40. Governing Law.........................................................32

41. Severability..........................................................32

42. Notices...............................................................32

43. Modification..........................................................33

44. Waivers...............................................................33

45. WAIVER OF TRIAL BY JURY...............................................33

46. Borrowers' Reliance on Agent's Authority..............................33

47. Authorized Representatives of BRT.....................................34

48. Exculpation...........................................................34

Exhibit A        Definition if Certain Terms
Exhibit B        Credit Facility Payment Provisions
Exhibits C-1
and C-2          Form of Credit Facility Notes
Exhibit D        Form of Request for Advance under Credit Facility
Exhibit D-1      Conditions for Inclusion of Additional Properties
Exhibit E        Properties
Exhibit F        Form of Pennsylvania Mortgage
Exhibit G        Form of New Jersey Mortgage
Exhibit H        Form of Assignment of Leases and Rents

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Exhibit I        Form of Guaranty of Payment
Exhibit J        Form of Hazardous Material Guaranty and Indemnification
                 Agreement
Exhibit K        Insurance Requirements


Schedule 1       Litigation
Schedule 2       Space Leases
Schedule 3       Other Leases
Schedule 4       Environmental Reports for Properties

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                                CREDIT AGREEMENT



                         THIS CREDIT AGREEMENT made as of the 30th day of May,
1997, among Smith Barney Mortgage Capital Group, Inc. ("Smith Barney"), a Delaware corporation having an office at 390 Greenwich Street, New York, New York; NationsBank, N.A. ("NationsBank"), a national banking corporation having an office at 8300 Greensboro Drive, McLean, Virginia, acting in its individual capacity (Smith Barney and NationsBank are hereinafter collectively referred to as "Co-Lenders"); Brandywine Realty Trust ("BRT"), a Maryland real estate investment trust having an office at Newtown Square Corporate Campus, 16 Campus Boulevard, Suite 150, Newtown Square, Pennsylvania; Brandywine Operating Partnership, L.P. ("BOP"), a Delaware limited partnership having an office at Newtown Square Corporate Campus, 16 Campus Boulevard, Suite 150, Newtown Square, Pennsylvania (BRT and BOP are hereinafter collectively referred to as "Borrowers"); and NationsBank, N.A., a national banking association having an office at 8300 Greensboro Drive, McLean, Virginia, acting in its capacity as administrative and documentation agent (NationsBank, N.A., acting in its capacity as administrative and documentation agent, or any successor administrative and documentation agent being so designated being hereinafter referred to as "Agent").

                              PRELIMINARY STATEMENT


                         Co-Lenders have agreed on the terms, covenants and
provisions of this Agreement hereinafter set forth to extend to Borrowers a credit facility in the principal sum of up to, but not in excess of, $70,000,000 (the "Credit Facility").


                         NOW, THEREFORE, in consideration of Ten Dollars
($10.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, and to induce Co-Lenders to extend the Credit Facility, Borrowers hereby represent and warrant to and covenant and agree with Co-Lenders as follows:


                         1. Definitions. All capitalized terms as used in this
Agreement shall, unless otherwise defined in this Agreement, have the meanings given to such terms in Exhibit A attached hereto.


                         2. Credit Facility. The Credit Facility shall be
advanced by Co-Lenders to Borrowers in accordance with the provisions of this Agreement hereinafter set forth, and shall be evidenced by, and payable, together with interest thereon, in accordance with the provisions of the Credit Facility Notes and Exhibit B attached hereto. Except as specifically provided for to

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the contrary in the Co-Lenders Agreement from time to time, the Credit Facility
Notes (the forms of which are attached hereto as Exhibits C-1 and C- 2) shall be secured on a pari passu basis with each other inter alia by the Mortgages and the Assignments of Leases and Rents. Payments under the Credit Facility must be received by Agent prior to 12:00 noon, Charlotte, North Carolina time, for Borrowers to receive credit for such payment that day. The respective undivided percentage interests (the "Credit Facility Percentage Interests") held by Co-Lenders in the Credit Facility on the date of this Agreement are as follows:


                                                 Percentage
                                      Amount      Interest
                                    ---------    ----------

                     Smith Barney   $35,000,000      50%

                     NationsBank    $35,000,000      50%

Each Co-Lender shall be obligated to fund a portion of each advance made under the Credit Facility in accordance with the provisions of this Agreement which is equal to the amount of each such advance multiplied by such Co-Lender's undivided Credit Facility Percentage Interest. Borrowers expressly acknowledge and agree that (i) each Co-Lender directly assumes the obligation to fund, and shall have the sole obligation to fund, its Credit Facility Percentage Interest in each advance of the Credit Facility which is made, or required to be made, by Co-Lenders in accordance with the provisions of this Agreement, (ii) the obligations and liabilities of Co-Lenders in respect of the Credit Facility are several obligations and liabilities and not joint and several obligations and liabilities of Co-Lenders, (iii) Borrowers shall not have the right under any fact or circumstance to look to any other party, including, without limitation, any other Co-Lender, for the funding of the portion of the Credit Facility which is required to be funded by a particular Co-Lender in accordance with the provisions of this Agreement if such Co-Lender shall default in doing so, all risk of such default being assumed in all respects by Borrowers, (iv) the respective rights and obligations of Co-Lenders vis-a-vis one another (including, without limitation, voting and approval rights), shall be as set forth in the Co-Lenders Agreement, and (v) Borrowers shall not have the right to examine or receive a copy of the Co-Lenders Agreement. Subject to the terms and provisions contained therein, the Co-Lenders Agreement provides, among other things, that without the unanimous consent of Co-Lenders, (i) no Collateral may be released other than in accordance with the express provisions of the Credit Facility Documents, (ii) neither Borrowers nor any Guarantor may be released from liability under the Credit Facility Documents, (iii) neither the interest rate nor any other fees or charges payable under the Credit Facility Documents may be changed or modified. Borrowers acknowledge and agree that (i) the voting and approval rights of Co-Lenders are for illustrative purposes only and do not constitute a complete or exhaustive list of decisions upon which Co-Lenders may exercise voting and approval rights, or of the authority of Agent, in respect of the

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Credit Facility; provided, however, that Borrowers shall have the right to rely on the advice of Agent as to any action taken or not taken by Co-Lenders or as to any approval given or not given by Co-Lenders or as to the authority of Agent, all as more particularly set forth in paragraph 46 of this Agreement,
(ii) the aforesaid voting and approval rights of Co-Lenders and authority of Agent may at any time subsequent to the closing of the Credit Facility (and without prior notice to or approval by Borrowers) be modified by Co-Lenders either (x) in accordance with the provisions of the Co-Lenders Agreement, or (y) otherwise in the sole and absolute discretion of Co-Lenders, and to the extent pertaining to Agent, with the approval of Agent, and (iii) Borrowers shall in no event or under any circumstances have any right to review, approve or consent to any modification or amendment to the Co-Lenders Agreement, all of which may be made without any notice to or approval by Borrowers, in the sole and absolute discretion of Co-Lenders. Agent shall promptly inform Borrowers of any such change in the voting and approval rights of Co-Lenders or in the authority of Agent, it being agreed that (i) any failure by Agent to so notify Borrowers shall not prevent any such change in voting and approval rights of Co-Lenders or in the authority of Agent from becoming effective, and (ii) neither Agent nor Co-Lenders shall in any event have any liability of any nature whatsoever to Borrowers for any failure by Agent to so notify Borrowers.


                         3. Maturity Date. The Credit Facility shall mature and
shall be payable in full on July 30, 1997 (the "Maturity Date"). Co-Lenders shall have no obligation to make any advance under the Credit Facility subsequent to July 30, 1997.


                         4. Use of Proceeds and Maximum Amount Available. The
Credit Facility shall be available solely to finance the acquisition by Borrowers of the Pending Properties and Additional Properties. The inclusion of Additional Properties in the collateral pool for the Credit Facility shall be at the option of Borrowers, and the acceptance of the same for inclusion in the Credit Facility shall be subject to satisfaction of the conditions set forth in paragraph 6A of this Agreement. Each time there is a change in the maximum amount available under the Credit Facility as a result of the acceptance and inclusion of a Pending Property or an Additional Property as part of the collateral pool for the Credit Facility in accordance with the provisions of paragraph 6A of this Agreement, a reduction in the outstanding Principal Balance of the Credit Facility in order to restore compliance with one or more of the financial covenants set forth in paragraph 11 and paragraph 13 of this Agreement, or as a result of any other fact or circumstance or the application of any other provisions set forth in this Agreement or the other Credit Facility Documents, Agent shall prepare (on behalf of Co-Lenders) and shall deliver to Co-Lenders and Borrowers a statement setting forth the change in the maximum amount available under the Credit Facility and the manner in which such change and such adjusted maximum amount available under the Credit Facility were calculated, which statement shall be promptly acknowledged and confirmed by Borrowers and Co-Lenders, shall be conclusive and binding upon Borrowers absent manifest error, and shall remain in effect until the next such statement is prepared and circulated by Agent.


                         5. Advance of the Credit Facility. Co-Lenders shall not
be obligated to make an advance under the Credit Facility unless Co-Lenders are satisfied that the conditions precedent for the making of such advance under the Credit Facility as set forth in this Agreement and the other Credit

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Facility Documents have been satisfied. Borrowers shall not have the right
(other than as provided in the next sentence) to obtain more than one advance per month under the Credit Facility. Notwithstanding the foregoing, Borrowers shall have the right to obtain more than one advance under the Credit Facility per month if such additional advance is being made solely in connection with the acquisition of a Pending Property or an Additional Property. Each request by Borrowers for an advance under the Credit Facility shall be in writing to Agent, shall be for an amount not less than $3,000,000 (except with respect to the last remaining available advance under the Credit Facility), shall specify the purposes for which such advance is requested (which purposes shall be limited to the permitted purposes set forth in paragraph 4 of this Agreement), shall in each case be signed by a duly authorized representative of Borrowers and shall be in the form attached hereto as Exhibit D (a "Request for Advance"). Each Request for Advance shall be delivered to Agent not less than five (5) business days prior to the date upon which such advance is requested. Co-Lenders shall not be obligated to make an advance under the Credit Facility unless Borrowers have delivered, or caused to be delivered, to Agent a Request for Advance at least five (5) business days prior to the date upon which such advance is requested. Co-Lenders shall not readvance any portion of the Credit Facility which is paid.


                         6. Condition to Advances. Co-Lenders' obligation to
make each advance under the Credit Facility shall be subject to satisfaction of each of the following additional conditions:

                         (i) No default shall have occurred and shall be continuing under the Credit Facility Documents.

                         (ii) All affirmative and negative covenants and representations and warranties contained in this Agreement and the other Credit Facility Documents and all of the other terms, covenants and conditions contained in the Credit Facility Documents shall continue to be complied with both before and after the making of each advance under the Credit Facility.

                         (iii) Agent shall be satisfied that each of the title insurance policies insuring the respective liens of the Mortgages will subsequent to the making of each advance under the Credit Facility continue to insure the respective liens of the Mortgages as first liens (subject only to the Permitted Title Exceptions) on each of the Properties constituting part of the collateral pool for the Credit Facility for an amount equal to the Credit Facility Outstanding after the making of each such advance under the Credit Facility, it being the intent that the respective liens of the Mortgages will at all times be insured as first liens on the Properties from time to time constituting part of the collateral pool for the Credit Facility for an amount which is at all times at least equal to the Credit Facility Outstanding from time to time and subject only to the Permitted Title Exceptions. In this regard, Borrowers shall be obligated as a condition precedent to each advance under the Credit Facility to deliver to Agent such continuations of title and endorsement to the title insurance policies insuring the respective liens of the Mortgages as may be

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                         reasonably required by Co-Lenders to evidence
                         compliance with the provisions of this subparagraph.

                         (iv) All of the other terms and conditions set forth in this Agreement and the other Credit Facility Documents pertaining to advances of the Credit Facility shall have been satisfied.


                         6A. Additional Properties. From time to time after the
date hereof, Borrowers shall have the right to request that one or more Additional Properties be included in the collateral pool for the Credit Facility. If Borrowers wish to submit an Additional Property for inclusion in the collateral pool for the Credit Facility, Borrowers shall notify Agent in writing of their desire to do so at least forty five (45) days prior to the date upon which Borrowers wish to include such Additional Property in the collateral pool for the Credit Facility, and shall at Borrowers' sole cost and expense cause all of the terms and conditions more particularly set forth in Exhibit D-1 attached hereto to be satisfied with respect to the Additional Property, all with the same force and effect as if the Additional Property had constituted part of the original collateral pool for the Credit Facility. An Additional Property shall not be included in the collateral pool for the Credit Facility unless (i) all of the aforesaid terms and conditions are met to the satisfaction of Co-Lenders, (ii) the Additional Property shall in the opinion of Co-Lenders be at least comparable in quality to the Initial Properties, (iii) all of the affirmative and negative covenants and all of the representations and warranties contained in this Agreement and the other Credit Facility Documents and all of the other terms, covenants and provisions of the Credit Facility Documents shall continue to be complied with after the inclusion of the Additional Property in the collateral pool for the Credit Facility, and (iv) the inclusion of the Additional Property in the collateral pool for the Credit Facility is otherwise unanimously approved by Co-Lenders, it being agreed that Co-Lenders shall in no event or under any circumstance have any liability to Borrowers or any other person, party or entity as the result of their decision not to accept an Additional Property for inclusion in the collateral pool for the Credit Facility. Agent shall inform Borrowers within fifteen (15) days after submission by Borrowers of all of the Required Due Diligence Materials for an Additional Property as to whether the Additional Property has been approved for inclusion in the collateral pool for the Credit Facility by Co-Lenders.


                         7. Collateral. The Credit Facility Notes shall be
secured on a pari passu basis with each other inter alia by the Mortgages and the Assignments of Leases and Rents. The Owned Properties which will constitute the initial collateral pool for the Credit Facility and the Pending Properties which will be added to the collateral pool for the Credit Facility simultaneous with BOP's acquisition thereof are described in Exhibit E attached hereto. Each Mortgage covering a Property located in Pennsylvania shall be substantially in the form of the mortgage attached hereto as Exhibit F, each mortgage covering Property located in New Jersey shall be substantially in the form of the mortgage attached hereto as Exhibit G, and each Assignment of Leases and Rents shall be substantially in the form attached hereto as Exhibit H, with such changes therein as may be necessary (i) to reflect the interests in the Property or other Collateral to be encumbered thereby and the ownership thereof, and (ii) to reflect the specific terms and conditions which are applicable thereto, including, without limitation, any necessary changes as may be reasonably required by Co-Lenders. In addition to the foregoing, and as a condition precedent to the closing of

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the Credit Facility, (i) Guarantors shall execute and deliver the Guaranty of
Payment in the form of Exhibit I attached hereto, and (ii) Borrowers and Guarantors shall execute and deliver the Hazardous Material Guaranty and Indemnification Agreement in the form of Exhibit J attached hereto.


                         8. New Debt or Equity Offering. The net cash proceeds
of any new debt or equity offering by Borrowers or their respective subsidiaries or Affiliates shall (unless otherwise agreed to by Co-Lenders in the exercise of their sole and absolute discretion) be applied first to the reduction of the outstanding Principal Balance of the Credit Facility, and next to the reduction of the outstanding principal balance of the Existing Credit Facility in accordance with the provisions of the Existing Credit Agreement. The net proceeds of any new debt or equity offering by BRT may first be contributed by BRT to BOP so long as the full amount of such net proceeds shall immediately upon receipt by BOP be applied in accordance with the preceding sentence.


                         9. Restrictions on Transfer and Further Encumbrance.
Except as otherwise expressly provided to the contrary in the Credit Facility Documents, no part of the Properties nor any interest of any nature whatsoever therein (whether legal or beneficial or whether held directly or indirectly), nor any interest of any nature whatsoever in Borrowers (whether partnership, stock, equity, beneficial, profit, loss or otherwise or whether held directly or indirectly, other than stock of BRT and limited partnership interests in BOP issued to transferring persons, parties or entities as partial or total consideration for the transfer of properties to BOP and irrespective of whether constituting part of the collateral pool for the Credit Facility), shall in any manner be further encumbered, sold, transferred, assigned or conveyed, or permitted to be further encumbered, sold, transferred, assigned or conveyed without the prior consent of Co-Lenders, which consent in any and all circumstances may be withheld in the sole and absolute discretion of Co-Lenders. The provisions of the foregoing sentence of this paragraph shall apply to each and every such further encumbrance, sale, transfer, assignment or conveyance, regardless of whether or not Co-Lenders have consented to, or waived by their action or inaction their rights hereunder with respect to, any such previous further encumbrance, sale, transfer, assignment or conveyance, and irrespective of whether such further encumbrance, sale, transfer, assignment or conveyance is voluntary, by reason of operation of law or is otherwise made. Until the Debt has been paid in full, and unless otherwise consented to the contrary by Co-Lenders in the exercise of their sole and absolute discretion, (i) not less than a 75% interest in BOP shall at all times be owned and controlled by BRT, and which interest shall at all times remain unencumbered other than by the Credit Facility Documents and the Existing Credit Facility Documents, (ii) the sole general partner of BOP shall at all times be BRT and BRT shall not encumber, sell, transfer, assign or convey its general partner interest in the BOP, other than by the Credit Facility Documents, and (iii) the management and day to day operations of BRT and BOP shall at all times be under the active control of BRSC, or another management company of comparable experience and credentials and which is otherwise reasonably acceptable to Co-Lenders. Nothing contained in this paragraph or elsewhere in this Agreement or the other Credit Facility Documents shall be deemed or construed to restrict in any manner whatsoever BRT's ability to issue any common stock or beneficial shares of beneficial interests in BRT, or the transferability of shares in BRT or limited partnership units in BOP, or BOP's ability to issue additional limited partnership units in accordance with the provisions of its agreement of limited partnership, it being agreed that additional partnership units in BOP

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will only be issued as consideration in whole or in part for properties being acquired by Borrowers in compliance with the provisions of the Existing Credit Agreement. In addition, and upon prior notice to Co-Lenders, WOP and the ownership of its assets may be consolidated into BOP pursuant to documents and procedures which are in form and substance reasonably satisfactory to Co-Lenders.


                         10. Commitment Fee. In consideration of Co-Lenders
extending to Borrowers the Credit Facility in accordance with the provisions of the Credit Facility Documents, Borrowers shall pay to Co-Lenders on the date of execution and delivery of this Agreement, and as a condition precedent to the first advance of the Credit Facility, a commitment fee (the "Commitment Fee") of $87,500, which Commitment Fee shall be divided pro rata between Co-Lenders, shall be deemed earned in full by Co-Lenders upon payment by Borrowers, and shall in no event be refundable in whole or in part.


                         11. Loan to Value Requirement. In no event will the
aggregate Credit Facility Outstanding at any given time during the term of the Credit Facility exceed sixty percent (60%) of the aggregate Approved Value of the Properties from time to time constituting part of the collateral for the Credit Facility (the "Loan to Value Requirement"). If at any time the Loan to Value Requirement shall cease to be satisfied, Borrowers shall within ten (10) business days after demand by Agent either (i) pay the outstanding Principal Balance of the Credit Facility down by an amount sufficient to restore compliance with the Loan to Value Requirement, or (ii) deliver to Agent additional collateral for the Credit Facility consisting of unencumbered improved property which is satisfactory in all respects to Co-Lenders and sufficient in the opinion of Co-Lenders to restore compliance with the Loan to Value Requirement.



                         12. Representations and Warranties. Borrowers hereby
represent and warrant to Co-Lenders as follows:

                         (a) BOP is and will continue to be a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware; BRT is and will continue to be a real estate investment trust duly organized, validly existing and in good standing under the laws of the State of Maryland and is and will at all times continue to maintain its tax status as a REIT under Section 856 of the Internal Revenue Code; WOP is and will continue to be a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware; BRP is and will continue to be a general partnership duly formed, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania; BRSC and BHI are and will continue to be corporations duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania; each Borrower and each Guarantor is and will continue to be duly licensed and qualified as a foreign partnership, corporation or otherwise in each jurisdiction in which a Property is located or failure to be qualified or licensed would have a materially adverse effect on any Borrower, any Guarantor, any Property or other Collateral or

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                         on the business, assets, operations, property or
                         financial or other condition of any Borrower or Guarantor; each Borrower has and will continue to have all requisite power and authority to borrow under the Credit Facility and to execute and deliver, and to observe and perform all of its obligations under, this Agreement and the other Credit Facility Documents; each Guarantor has and will continue to have all requisite power and authority to execute and deliver, and to observe and perform all of its obligations under the Credit Facility Documents; BRT has and will continue to have all requisite power and authority to be the sole general partner of BOP and a general partner of BRP (unless and until such general partnership interest is transferred by BRT to BOP) and to execute and deliver on behalf of BOP, as its sole general partner, and on behalf of BRP, as one of its general partners, all of the Credit Facility Documents, and to observe and perform all of its obligations, as the sole general partner of BOP and as one of the general partners of BRP (unless and until such general partnership interest is transferred by BRT to BOP), under the Credit Facility Documents; BHI has and will continue to have all requisite power and authority to be the sole general partner of WOP and to execute and deliver on behalf of WOP, as its sole general partner, all of the Credit Facility Documents, and to observe all of its obligations, as the sole general partner of WOP under the Credit Facility Documents; and each Borrower and each Guarantor has and will continue to have all requisite power and authority to own their respective assets and property and to carry on the business in which they are engaged.

                         (b) The execution, delivery and performance by Borrowers of this Agreement and the other Credit Facility Document, the borrowings by the Borrowers under the Agreement and the other Credit Facility Documents, and the execution, delivery and performance by Borrowers, and by BRT, individually and as the sole general partner of BOP and as a general partner of BRP, and by BHI, as the sole general partner of WOP, and by BOP, individually, and by WOP individually, and by Guarantors of all other agreements and instruments (not mentioned above) to be executed and delivered by them pursuant hereto or thereto or in connection herewith or therewith, have been or will be duly authorized by all necessary corporate action (including any necessary stockholder action), partnership action or other action on the part of each of them, and do not and will not
                         (i) violate (A) any provision of any law, rule, regulation, order, writ, judgment, decree, determination or award presently in effect having applicability to any Borrower or Guarantor of any of the organizational documents of any Borrower or Guarantor, or (B) any indenture, agreement or other instrument to which any Borrower or Guarantor is a party, or by which any Borrower or Guarantor or any of their respective property or assets is bound, except in cases where such violation will not have a materially adverse effect on any Property, any other Collateral or on the business, assets, operations, property or financial or other condition of any Borrowers or Guarantor, or (ii) be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, except in cases where such conflict, breach or default will not have a materially adverse effect on any Property, any other Collateral or on the business, assets, operations, property or financial or other condition of any Borrower or Guarantor, or (iii) result in or require (except as specifically contemplated by this Agreement) the creation or imposition of any lien of any nature upon any of the assets or property of any Borrower or Guarantor. This Agreement has been duly executed and constitutes, and (when executed and delivered by Borrowers and/or Guarantors, as applicable) each other Credit Facility Document now or hereafter executed and delivered by Borrowers and/or the Guarantors pursuant hereto or thereto or in connection herewith, or therewith, will each constitute the legal, valid and binding obligation of Borrowers and/or Guarantors respectively, enforceable against them in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and by moratorium laws from time to time in effect. No authorization, consent, approval, license or formal exemption from, nor any filing, declaration or registration with, any court, governmental agency or regulatory authority (Federal, state, local or foreign), including, without limitation, the Securities and Exchange Commission, or with any securities exchange, is required by Borrowers or Guarantor in connection with the making and performance by Borrowers of this Agreement or the Credit Facility Notes or with respect to the borrowings hereunder or for the execution, delivery and performance by Borrowers and Guarantors of the other Credit Facility Documents, except for those already obtained or completed.

                         (c) When duly recorded or filed in the appropriate public records, the Mortgages and the Financing Statements shall each create in the Co-Lenders, valid and perfected first liens upon the property subject thereto and no further action will be required to perfect such liens. The representations in this subparagraph are limited to Borrowers' review of the title policies insuring the respective liens of the Mortgages and their own actual knowledge.

                         (d) The December 31, 1996, audited consolidated financial statements and the December 31, 1996 annual unaudited consolidating financial statements of Borrowers previously delivered by Borrowers to Co-Lenders are correct in all material respects and fairly set forth the financial condition of Borrowers, respectively, as of December 31, 1996, and the results of Borrowers' respective operations and changes in respective financial position for the period then ended, all in accordance with GAAP. Since December 31, 1996, there has not occurred any material adverse change in the business, assets, operations, property or financial or other condition of Borrowers.

                         (e) All quarterly consolidated and consolidating unaudited financial statements for the calendar quarter ending

                         March 31, 1997 of Borrowers previously delivered by Borrowers to Co-Lenders are correct in all material respects and fairly set forth the financial condition of Borrowers, as of the dates set forth therein, and the results of Borrowers' operations and changes in Borrowers' respective financial position for the period then ended, all in accordance with GAAP. Since the date of such statements delivered by Borrowers, there has not occurred any material adverse change in the business, assets, operations, property or financial or other condition of Borrowers.

                         (f) All quarterly unaudited individual and consolidated operating statements and all annual individual and consolidated operating statements previously delivered by Borrowers to Co-Lenders with respect to the Initial Properties are correct in all material respects and fairly set forth the operating results of the Initial Properties as of the dates set forth therein, and the results of each Initial Property's respective operations and changes in each Initial Property's operating activities for the period then ended. Since the date of such statements, there has not occurred any material adverse change in the operations of any Initial Property.

                         (g) Except as set forth on Schedule 1 attached to this Agreement, there are no actions, suits or proceedings pending or, to the best knowledge of Borrowers, threatened against any Borrower, any Guarantor or any of their respective properties or assets by or before any court or any Federal, state, local, foreign or other governmental agency or regulatory authority which, in the reasonable judgment of Borrowers, after consultation with counsel, would have or could reasonably be expected to have a materially adverse effect on any Property or any other Collateral or on the business, assets, operations, property or financial or other condition of any Borrower or Guarantor or would or could reasonably be expected to materially impair the ability of any Borrower or Guarantor to perform their respective obligations under this Agreement, the Credit Facility Notes and the other Credit Facility Documents, or would otherwise be required to be reported under applicable Federal or state securities laws.

                         (h) Borrowers own fee title to, or a leasehold estate in, or other title or ownership interest in all their respective properties and assets including, without limitation, the properties and assets reflected on the audited consolidated financial statements referred to in subparagraph (d) above and assets and properties acquired since December 31, 1996.

                         (i) BOP owns fee title to all of the Owned Properties and will, upon the acquisition of title thereto, own fee title to the Pending Properties. Subject to the preceding sentence, fee title to the Properties is and will continue to be owned and held by BOP free and clear of all liens and monetary encumbrances of any nature whatsoever (except for the Permitted Title Exceptions). All non-monetary encumbrances affecting the Properties either benefit the Properties or enhance the integrated use, operation and management of the Properties or do not otherwise have a materially adverse effect on the title, ownership, value, use or operation of any of the Properties.

                         (j) Each Borrower and Guarantor has filed or caused to be filed all United States and state income tax returns which are required to be filed and has paid or caused to be paid all taxes shown on such returns or on any assessment made against it, except in cases where such a failure to file or to pay would not have a materially adverse effect on any Property, any other Collateral or on the business, assets, operations, property or financial or other condition of any Borrower or Guarantor. Each Borrower and Guarantor has filed or caused to be filed all United States, state, local and foreign tax returns (other than income tax returns) which are required to be filed and has paid or caused to be paid all taxes shown on such returns or on any assessment made against it and all other taxes, fees or other charges imposed on it by any governmental authority, agency or instrumentality which have become due and payable (other than taxes, assessments, fees and other charges the validity or amount of which is being contested in good faith by appropriate proceeding [and otherwise in compliance with the general requirements for contesting Taxes, as more specifically set forth in paragraph 17 of this Agreement] or the failure to pay which would not have a materially adverse effect on any Property, any other Collateral or on the business, assets, operations, property or financial or other condition of any Borrower or Guarantor). No tax liens have been filed against any Borrower or Guarantor or against their respective assets and property (other than those the validity or amount of which is being contested in good faith by appropriate proceedings [and otherwise in compliance with the general requirements for contesting Taxes, as more specifically set forth in paragraph 17 of this Agreement] or the foreclosure of which would not have a materially adverse effect on any Property, any other Collateral or on the business, assets, operations, property or financial or other condition of any Borrower or Guarantor), and no material claims are being asserted in respect of any taxes (other than those being contested as aforesaid or those that are not material as aforesaid).

                         (k) Neither any Borrower, nor any Guarantor is in default in any respect under or in respect of any contract, agreement or other instrument to which it is a party or by which it or its property or assets may be bound, except in cases where such default has no materially adverse effect on any Property, any other Collateral or on the business, assets, operations, property or financial or other condition of any Borrower or Guarantor. No Event of Default described in paragraph 31 hereof has occurred and is continuing and no event has occurred which but for notice, lapse of time, or both, would constitute an Event of Default. Neither any Borrower, nor any Guarantor is in default under any order, judgment, award or decree of any court, arbitrator or other governmental authority binding upon or affecting it or by which any of its property or assets may be bound or affected, except in cases where such default has no materially adverse effect on any Property, any other Collateral or on the business, assets, operations, property or financial or other condition of any Borrower or Guarantor, and no such order, judgment, award or decree materially adversely affects the ability of any Borrower or Guarantor to carry on its business as now conducted or the ability of any Borrower or Guarantor to perform their respective obligations under this Agreement, the Credit Facility Notes and the other Credit Facility Documents.

                         (l) Each Borrower and Guarantor maintains with financially sound and reputable insurance companies, with premiums at all times currently paid, property and casualty insurance upon fixed assets and inventories, public liability insurance, fidelity bond coverage, business interruption insurance, and all insurance required by law, all in form and amounts required by law and customary to the respective natures of their businesses and properties, and including, without limitation, the Insurance Policies required pursuant to paragraph 18 of this Agreement, except in cases where failure to maintain such insurance will not have or potentially have a materially adverse effect on any Property, any other Collateral or on the business, assets, operations, property or financial or other condition of any Borrower or Guarantor.

                         (m) Neither this Agreement, any other Credit Facility Document nor any document, financial statement, report, notice, schedule, certificate, statement or other writing furnished to or to be furnished to Co-Lender by any Borrower or Guarantor in connection with the Credit Facility or otherwise in connection with the transaction contemplated hereby, contains or will contain any untrue or misleading statement of, or omission of, any material fact as of the date upon which the same is so furnished.

                         (n) All of the Properties and their use comply and will continue to comply in all material respects with all applicable zoning resolutions, building codes, fire safety, subdivision and other applicable laws, rules and regulations including, without limitation, and to the best knowledge of Borrowers (which knowledge is based solely upon reports of the inspecting engineers who have prepared structural and engineering reports with respect to Properties) the Americans with Disabilities Act.

                         (o) No portion of any Property nor any improvements located on any Premises which are material to the operation, use or value of a Property are damaged or injured in any material respect as a result of any fire, explosion, accident, flood or other casualty.

                         (p) Except for the Leases described on Schedule 2 attached to this Agreement and the other leases described on Schedule 3 attached to this Agreement, there are no other leases, management and/or leasing agreements for, concerning or with respect to any of the Properties or any portions thereof, including any personal property located thereon.

                         (q) No condemnation or eminent domain proceeding has been commenced or to the knowledge of Borrowers is threatened against any Property.

                         (r) Borrowers have no knowledge of any notices of any violation of Federal law or municipal ordinances or orders or requirements of the States in which the Properties are located or any municipal department or other governmental authority which remain uncured.

                         (s) There exists no default by any Borrower under any deed of trust, mortgage, pledge or other security agreement affecting any Property or any other Collateral, or any portion thereof, or under any Material Agreement pertaining to any Property, or by which any portion of any of the Properties or the other Collateral may be bound, except where such default does not and will not have a material adverse effect on any Property, or any other Collateral or on the business, assets, operations, property or financial or other condition of any Borrower or Guarantor.

                         (t) Neither any Borrower nor any Guarantor is engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation G or U of the Board of Governors of the Federal Reserve System of the United States). No part of the proceeds of any advance made under the Credit Facility will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for the purpose of repaying any loan the pro ceeds of which were used for such purpose. If requested by Agent, Borrowers will furnish to Agent a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in said Regulation U. No part of the proceeds of any advance made under the Credit Facility will be used for any purpose that violates, or which is inconsistent with, the provisions of Regulation G, T, U or X or any other regulation of the Board of Governors of the Federal Reserve System of the United States.

                         (u) Neither any Borrower nor any Guarantor has taken any action which would cause it to become an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended from time to time ("ERISA"), or a "governmental plan" as defined in Section 3(32) of ERISA, or a "plan" as defined in Section 4975(e)(1) of the Internal Revenue Code, or which would cause its assets to become "plan assets" as defined in 29 C.F.R. Section 2510.3-101.

                         (v) The proceeds of any and all advances under the Credit Facility shall be used for the purposes set forth in paragraph 4 of this Agreement and for no other purposes.

                         (w) BRT and BOP taken as a whole are each, and after giving effect to all of the transactions contemplated by this Agreement and the other Credit Facility Documents, will each continue to be, in a solvent condition. As used herein, "solvent" means, when used with respect to any Person, that (i) the present fair saleable value of such Person's assets is in excess of the total amount of its liabilities (including contingent liabilities); (ii) such Person is able to pay its debts as they become due; and (iii) such Person does not have unreasonably small capital to carry on such Person's business as theretofore operated and all businesses in which such Person is about to engage.

                         (x) Each Borrower is not, and will by such acts as may be necessary, continue not to be, an investment company within the meaning of the Investment Company Act of 1940.

                         (y) No Borrower is a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company," or of a "subsidiary company" of a "holding company," within the definitions of the Public Utility Holding Company Act of 1935, as amended.

                         (z) Borrowers have dealt with no brokers in connection with the Credit Facility, and no brokerage fees or commissions are payable by or to any Person in connection with this Agreement or the Credit Facility. Co-Lenders shall not be responsible for the payment of any fees or commissions to any broker and Borrowers shall indemnify, defend and hold Co-Lenders harmless from and against any claims, liabilities, obligations, damages, costs and expenses (including reasonable attorneys' fees and disbursements) made against or incurred by Co-Lenders as a result of claims made or actions instituted by any broker or Person claiming by, through or under Borrowers in connection with the Credit Facility.

                         (aa) No aspect of any of the transactions contemplated herein violate or will violate any usury laws or laws regarding the validity of agreements to pay interest in effect on the date hereof.

                         (bb) No Borrower is a "foreign person" within the meaning of Section 1445 or 7701 of the Internal Revenue Code.

                         (cc) No Borrower uses a trade name and no Borrower has conducted or presently conducts business under any name other than its actual name set forth herein. The principal place of business of each Borrower is as stated in the recitals hereto.

The representations and warranties of Borrowers under this paragraph shall be deemed to be continuing representations and warranties which may at all times during the term of the Credit Facility be relied upon by Co-Lenders (and each Participant) unless Agent shall have been informed by Borrowers of any change in fact or circumstance which would affect the continuing accuracy of the representations and warranties set forth in this paragraph. Borrowers shall promptly inform Agent (but in no event later than five (5) business days after Borrowers shall have actual knowledge thereof) of the occurrence of any fact, circumstance or event which would change or materially affect in any way the continuing accuracy of the representations and warranties set forth in this paragraph or which would render any such representation or warranty inaccurate or false in any material respect.


                         13. Covenants. Borrowers shall observe and perform and
shall cause Guarantors to observe and perform, as applicable, at all times during the term of the Credit Facility the following covenants:

                         (a) BRT and BOP shall at all times during the term of the Credit Facility maintain a net worth (i.e. value of total assets less total liabilities, as determined on the basis of generally accepted accounting principles consistently applied) of at least the aggregate of $100,000,000 plus ninety (90%) percent of the net proceeds (i.e., after the expenses incurred in connection with such offerings) of all equity offerings by BRT or BOP after the date of this Agreement. In determining the aforesaid net worth, Co-Lenders shall give credit to the issued and outstanding Series A Convertible Preferred Stock held by the Voting Trust dated November 6, 1996 for the benefit of the Commonwealth of Pennsylvania State Employees Retirement System.

                         (b) In the case of BRT, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence as a real estate investment trust and its tax status as a REIT under
                         Section 856 of the Internal Revenue Code.

                         (c) Comply in all material respects with, and do or cause to be done all things necessary to preserve, renew and keep in full force and effect, its material rights, licenses, permits and franchises and the rights and franchises, pertaining to or comprising part of the Properties or the other Collateral unless the failure to do so does not have a material adverse effect on any Property or any other Collateral or on the business, assets, operations, property or financial or other condition of any Borrower or Guarantor; comply with all laws, rules and regulations applicable to it except where the failure to do so does not have a material adverse effect on any Property or any other Collateral or on the business, assets, operations, property or financial or other condition of any Borrower or Guarantor; at all times maintain and preserve all property used or useful in the conduct of its business and keep the same in good repair, working order and condition, and from time to time make, or cause to be made, all repairs, renewals and replacements thereto, so that the business carried on in connection therewith may be properly conducted at all times except where the failure to do so does not have a material adverse effect on any Property or any other Collateral or on the business, assets, operations, property or financial or other condition of any Borrower or Guarantor;

                         (d) Keep its insurable properties adequately insured at all times; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses; maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it in such amount as it shall reasonably deem necessary; and maintain such other insurance as may be required by law.

                         (e) Borrowers (i) shall comply in all material respects with the requirements of, and to the extent within Borrowers' control, maintain, preserve, enforce and renew rights of way, easements, grants, privileges, licenses and restrictive covenants which from time to time affect or pertain to the whole or any portion of a Property, (ii) shall not modify, amend or terminate any rights of way, easements, grants, privileges, licenses or restrictive covenants which from time to time affect or pertain to the whole or any portion of a Property, and (iii) shall not without obtaining the prior consent of Co-Lenders (which consent shall not be unreasonably withheld or delayed) modify, amend or terminate, or surrender any of its rights under, any of such rights of way, easements, grants, privileges, licenses or restrictive covenants, unless, with respect to a modification or amendment referred to in clauses (ii) and (iii) only, such modification or amendment would not have an adverse effect on any Property, any other Collateral or on the business, assets, operations, property or financial or other condition of any Borrower or Guarantor.

                         (f) Borrowers shall at all times comply with and shall cause the Properties to continue to comply with all existing and future governmental laws, orders, ordinances, rules and regulations affecting the Properties, or any portion thereof or the use thereof, except where the failure to do so does not have a material adverse effect on any Property or any other Collateral or on the business assets, operations, property, financial or other condition of any Borrower or Guarantor.

                         (g) Promptly repair, replace or rebuild any part of a Property which may be damaged or destroyed by fire or other property hazard or casualty (including any fire or other property hazard or casualty for which insurance was not obtained or obtainable) or which may be affected by any taking by any public or quasi-public authority through eminent domain or otherwise, and shall complete and pay for, within a reasonable time, any portion of any Property which is at any time in the process of renovation or repair.

                         (h) Observe and perform each and every term to be observed or performed by Borrowers pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Properties, except where the failure to do so does not have a material adverse effect on any Property or any other Collateral or on the business, assets, operations, property or financial or other condition of any Borrower or any Guarantor.

                         (i) Observe and perform, and cause to be observed and performed, all of the terms, covenants and provisions contained in the Credit Facility Documents and in the Existing Credit Facility Documents.

                         (j) Borrowers will not, without obtaining the prior consent of Co-Lenders, initiate, join in or consent to any private restrictive covenant, zoning ordinance, or other public or private restrictions, limiting or adversely affecting the uses which may be made of the Properties or any part thereof.

                         (k) Pay all of its indebtedness and obligations promptly and in accordance with their terms (other than such indebtedness and obligations, the validity or amount of which is being contested in good faith by appropriate proceeding [and otherwise in compliance with the general requirements for contesting Taxes, as more specifically set forth in paragraph 17 of this Agreement] or where the failure to pay would not have a materially adverse effect on any Property, any other Collateral or on the business, assets, operations, property or financial or other condition of any Borrower or Guarantor) and pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a lien upon such properties or any part thereof (except for such taxes, assessments, governmental charges or levies, or such claims, the validity or amount of which is being contested in good faith by appropriate proceeding [and otherwise in compliance with the general requirements for contesting Taxes, as more specifically set forth in paragraph 17 of this Agreement] or where the failure to pay would not have a materially adverse effect on any Property, any other Collateral or on the business, assets, operations, property or financial or other condition of any Borrower or Guarantor).

                         (l) Furnish to Co-Lenders all financial statements and information required pursuant to the provisions of this Agreement and the other Credit Facility Documents, it being understood that such financial information shall be delivered by Borrowers to Agent for distribution by Agent to Co-Lenders.

                         (m) Give Agent prompt written notice of (i) the occurrence and nature of any Event of Default; (ii) the occurrence and nature of any event which has resulted in, or which Borrowers believes will result in, a materially adverse change in any Property or any other Collateral or in the condition or operations of any Property or in the financial condition or operations of any Borrower or Guarantor; or (iii) any matter (other than those specified above as to which Co-Lenders have received due notice) which has resulted in, or which Borrowers reasonably believe will result in, a materially adverse change in any Property or any Collateral or in the condition or operations of any Property or in the financial condition or operations of any Borrower or Guarantor.

                         (n) Unless Co-Lenders shall have previously consented in writing, neither any Borrower nor any Guarantor (i) will take any action which would cause it to become an "employee benefit plan" as defined in Section 3(3) of ERISA, or a "governmental plan" as defined in Section 3(32) of ERISA, or a "plan" as defined in Section 4975(e)(1) of the Internal Revenue Code, or its assets to become "plan assets" as defined in 29 C.F.R. Section 2510.3-101, or (ii) will sell, assign or transfer its respective property, or any portion thereof or interest therein (other than a lease entered into in conformity with the provisions of this Agreement), to any transferee which does not execute and deliver to Co-Lenders its written assumption of the obligations of this covenant. Each Borrower further covenants and agrees to protect, defend, indemnify and hold Co-Lenders harmless from and against all loss, cost, damage and expense (including without limitation, all excise taxes, costs of correcting any prohibited transaction or obtaining an appropriate exemption and reasonable attorneys' fees) which Co-Lenders may incur as a result of breach of this covenant by any Borrowers or Guarantor. This indemnity shall survive the repayment or retirement of the Credit Facility.

                         (o) Borrowers shall not without the prior consent and approval of Co-Lenders enter into, modify, amend or terminate (in whole or in part) any Lease covering 20,000 square feet or more of space located in any Property from time to time constituting part of the collateral pool for the Credit Facility. Borrowers shall not enter into any Lease covering less than 20,000 square feet of space located in the Improvements unless such Lease is in a form approved by Co-Lenders (with such changes therein as may be consistent with normal and prudent business practices pertaining to comparable leases of space in properties which are similar to the Property in question and otherwise consistent with Borrowers' usual business practices), and at rents and otherwise on terms which are consistent with prevailing market conditions, as reasonably determined by Borrowers, and Borrowers shall not terminate any such Leases other than in accordance with normal and prudent business practices. Co-Lenders shall within ten (10) business days after delivery by Borrowers to Agent of a term sheet setting forth in detail the proposed terms for any Lease in excess of 20,000 square feet indicate to Borrowers whether such terms have been approved (subject to review and approval of the final draft of such Lease by Co-Lenders). Co-Lenders shall indicate to Borrowers within ten (10) business days after delivery by Borrowers to Agent of the final draft of any Lease covering in excess of 10,000 square feet (and irrespective of whether a term sheet has first been submitted to Co-Lenders for approval with respect thereto) whether Co-Lenders have approved such Lease, such approval not to be unreasonably withheld or delayed. If Co-Lenders do not indicate to Borrowers within ten (10) business days after receipt by Agent of any such term sheet or any such Lease pursuant to the provisions of this subparagraph, as the case may be, either their approval or disapproval of the same, such approval shall be deemed to have been granted so long as the request for such approval indicates in bold type that failure to approve or disapprove such term sheet or Lease, as the case may be, within ten (10) business days after receipt shall be deemed to constitute the approval of Co-Lenders. Borrowers shall enforce the obligation of the tenants under the Leases and shall observe and perform the terms, covenants and provisions of the Leases on Borrowers' respective parts to be observed and performed.

                         (p) Cause all taxes, assessments, water rates, sewer rates and other charges with respect to the Properties to be paid prior to the date upon which any fine, penalty, interest or cost may be added thereto or imposed by law for the non-payment thereof (other than those the validity or amount of which is being contested in good faith by appropriate proceedings [and otherwise in compliance with the general requirements for contesting Taxes, as more specifically set forth in paragraph 17 of this Agreement] or the non-payment of which would not have a materially adverse effect on any Property, any other Collateral or on the business, assets, operations, property or financial or other condition of any Borrower or Guarantor).

                         (q) Cause all income taxes, corporate franchise taxes and other fees payable by each Borrower and Guarantor or otherwise pertaining to the Properties or the Collateral to be paid as and when the same become due and payable (other than those the validity or amount of which is being contested in good faith by appropriate proceedings [and otherwise in compliance with the general requirements for contesting Taxes, as more specifically set forth in paragraph 17 of this Agreement] or the non-payment of which would not have a materially adverse effect on any Property, any other Collat eral or on the business, assets, operations, property or financial or other condition of any Borrower or Guarantor).

                         (r) Cause to be observed and performed each and every term, covenant and provision of any partnership agreement, joint venture agreement, tenancy-in-common agreement, condominium agreement, Lease and property agreement relating to any Property or any other Collateral on the part of a Borrower, a Guarantor or any Person under their control to be observed and performed and cause to be taken all steps (short of the termination of any Lease) necessary to enforce their respective rights thereunder. No such partnership agreement, joint venture or tenancy-in-common agreement, condominium agreement or property agreement shall be in any manner modified, amended or terminated without the prior consent of Co-Lenders unless such agreement would not have a materially adverse effect on any Property, any other Collateral or on the business assets, operations, property or financial or other condition of any Borrower or any Guarantor. Notwithstanding the provisions of the foregoing sentence, no such partnership agreement pertaining to BOP, BRP or WOP shall be modified, amended or terminated in any respect without the prior consent of Co-Lenders in each and every case.

                         (s) Each request for an advance under the Credit Facility without further act or instrument shall constitute a reaffirmation by Borrowers, of each of the representations and warranties set forth in this Agreement and in each of the other Credit Facility Documents, which reaffirmation shall be a condition precedent to Co-Lenders' obligation to make advances under the Credit Facility.

                         (t) Take all necessary action to maintain the Properties and the other Collateral in good condition and repair and will not commit or suffer to be committed any waste with respect thereto. The failure of Borrowers to pay any Taxes or any installment thereof (other than those the validity or amount of which is being contested in good faith by appropriate proceedings [and otherwise in compliance with the general requirements for contesting Taxes, as more specifically set forth in paragraph 17 of this Agreement] or the non-payment of which would not have a materially adverse effect on any Property, any other Collateral or on the business, assets, operations, property or financial or other condition of any Borrower or Guarantor), or any Insurance Premiums payable with respect to any of the Insurance Policies covering the Properties or any portion thereof, or to use and apply the Rents strictly in accordance with the provisions of the Credit Facility Documents, shall be deemed for all purposes to constitute waste, regardless of whether the same would, in the absence of this provision, otherwise constitute waste under applicable law.

                         (u) Except as expressly permitted in accordance with the provisions of this Agreement or the other Credit Facility Documents, neither the Properties nor the other Collateral nor any portion thereof nor any interest therein or in any Borrower shall in any manner be further encumbered, sold, transferred or conveyed or permitted to be further encumbered, sold, transferred or conveyed without the prior consent of Co-Lenders, which consent may be withheld in the sole and absolute discretion of Co-Lenders; provided, however, that nothing contained herein shall prohibit the issuance of partnership interests in BOP or equity shares in BRT (subject to the provisions of paragraph 9 of this Agreement) to an entity which conveys a Property to Borrowers as partial or total consideration for the conveyance of such Property.

                         (v) Cause the Debt to be paid in accordance with the provisions of this Agreement and the other Credit Facility Documents.

                         (w) At all times continue to satisfy the Financial Covenants.

                         (x) Neither any Borrowers nor any Guarantor nor any of their respective Affiliates or subsidiaries shall engage in any business or activity which is not directly related to the ownership, operation or management of the Properties constituting part of the Collateral for the Credit Facility or other properties not constituting part of the Collateral for the Credit Facility which are otherwise generally comparable in nature to the Properties constituting part of the Collateral for the Credit Facility.

                         (y) Neither Borrowers nor any of the respective Affiliates or subsidiaries of Borrowers will incur either directly or as a guarantor any liability (whether recourse or non-recourse) for the payment of any indebtedness other than the Debt and the indebtedness evidenced and secured by the Existing Credit Facility Documents. The incurrence of any other debt (other than the retention of currently existing debt) shall constitute an immediate "Event of Default" under this Agreement.

                         (z) BRT will at all times maintain (i) its REIT status under the Internal Revenue Code, and (ii) its status as a public company whose stock is listed on a nationally-recognized exchange or is a NASDAQ security.

                         (aa) The dividend payout ratio of BRT (dividends paid divided by funds from operations, as defined by NAREIT), and as determined on a trailing twelve month basis, shall at all times be less than 90%. Notwithstanding the foregoing, the actual dividend payout may exceed the foregoing dividend payout ratio restriction if required in order to maintain BRT's status as a REIT under the Internal Revenue Code.

                         (bb) Borrowers will not without the prior consent of Co-Lenders assume, guaranty, endorse or otherwise become directly or contingently liable for the debts or obligations of any other person, party or entity, except by reason of endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

                         (cc) Borrowers shall pay all fees, commissions, costs, charges, taxes and other expenses incurred by Co-Lenders in the extension of the Credit Facility and in connection with the preparation, execution and delivery of this Agreement and the other Credit Facility Documents, including, without limitation, reasonable attorneys' fees, appraisal fees, fees and expenses incurred in accounting review and fees and expenses relating to examination of title, title insurance premiums, surveys, hazard insurance and mortgage recording, documentary, intangible, transfer or other similar taxes, revenue stamps and all recording fees and charges. Co-Lenders shall cooperate with Borrowers in an attempt to minimize the aforementioned costs and expenses, provided, however, that nothing contained herein shall require Co-Lenders to compromise their respective underwriting standards and requirements.

                         (dd) Co-Lenders shall not be required to pay any brokerage fees or commissions or other remuneration of any nature whatsoever arising from the extension of the Credit Facility or the funding of the Credit Facility and Borrowers agree to defend, indemnify and hold Co-Lenders harmless, from and against any and all such claims in connection therewith which are asserted by any broker with whom Borrowers have or are alleged to have dealt in connection with the Credit Facility.

                         (ee) Borrowers shall not assign this Agreement by agreement, operation of law or otherwise, or the moneys to be advanced and disbursed hereunder without the prior written consent of Co-Lenders, which consent may be withheld by Co-Lenders in the exercise of their sole and absolute discretion.

                         (ff) The aggregate Approved Value of all Properties from time to time constituting part of the collateral pool for the Credit Facility shall at all times be equal to or in excess of $100,000,000.


                         14. Recourse Obligations. Borrowers' obligations in
respect of the Credit Facility shall constitute the full joint and several recourse obligations of Borrowers.


                         15. Right of Entry. Agent, Co-Lenders and their
respective employees and agents shall have the right, upon reasonable prior notice to Borrowers and subject to the rights of lessee and tenants to enter and inspect the Properties at all reasonable times.


                         16. Books and Records. Borrowers will keep and maintain
or will cause to be kept and maintained on a fiscal year basis in accordance with generally accepted accounting practices consistently applied proper and accurate books, records and accounts reflecting all of the financial affairs of Borrowers, and all items of income and expense in connection with the operation of the Properties or in connection with any services, equipment or furnishings provided in connection with the operation of the Properties, whether such income or expense be realized by Borrowers or any other Person excepting lessees unrelated to and unaffiliated with Borrowers who have leased from Borrowers portions of any Properties for the purpose of occupying the same. Co-Lenders and their respective employees and agents shall have the right from time to time upon not less than one (1) business day's prior notice and at all times during normal business hours to examine such books, records and accounts at the offices of Borrowers or other Person maintaining such books, records and accounts and to make copies or extracts thereof as Co-Lenders, or their respective employees or agents shall desire. Co-Lenders shall also have the right upon reasonable notice and during normal business hours to conduct an audit of the books and records of Borrowers, which audit may be performed by an independent certified public accountant selected and retained by Co-Lenders.


                         17. Taxes. Borrowers shall pay, or cause to be paid,
all taxes, assessments, water rates, sewer rents and other charges, including vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Premises, now or hereafter levied or assessed against the Properties (the "Taxes") prior to the date upon which any fine, penalty, interest or cost may be added thereto or imposed by law for non-payment thereof. Borrowers shall deliver to Co-Lenders, upon request, receipted bills, cancelled checks, and other evidence satisfactory to Co-Lenders evidencing the payment of the Taxes prior to the date upon which any fine, penalty, interest or cost may be added thereto or imposed by law for the non-payment thereof. Co-Lenders shall have the right in their discretion to maintain a tax services contract with respect to the Properties with a tax reporting agency satisfactory to Co-Lenders. Borrowers shall reimburse Co-Lenders upon demand for the cost of maintaining such tax service contract during the term of the Credit Facility. After prior notice to Co-Lenders, in the case of any material item, Borrowers, at their own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any of the Taxes, provided that (i) no default shall have occurred and shall be continuing under the Credit Facility Notes, the Mortgages, this Agreement or any of the other Credit Facility Documents, (ii) Borrowers are permitted to do so under the provisions of any mortgage or deed of trust superior in lien to the Mortgages, if any, (iii) such proceeding shall suspend the collection of the contested Taxes from Borrowers and from the Properties, (iv) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrowers is, or the Properties are, subject and shall not constitute a default thereunder, (v) neither the Properties nor any part thereof nor any interest therein will in the opinion of Co-Lenders be in danger of being sold, forfeited, terminated, cancelled or lost, and (vi) Borrowers shall have set aside in a manner satisfactory to Co-Lenders adequate cash reserves for the payment of the contested Taxes, together with all interest and penalties thereon, or in the alternative Borrowers shall have furnished such security as may be required in the proceeding, or as may otherwise be requested or required by Co-Lenders to insure the payment of the contested Taxes, together with all interest and penalties thereon.


                         18. Insurance Coverage. Borrowers will insure the
Properties and other Collateral against such perils and hazards, and in such amounts and with such limits, as Co-Lenders may from time to time reasonably require, and in any event will continuously maintain with respect to each of the Properties and the other Collateral, without cost to Co-Lenders, the insurance described in Exhibit K of this Agreement (collectively, the "Insurance Policies"). All Insurance Policies shall be in form, issued by companies, in amounts and with deductibles satisfactory to Co-Lenders from time to time and shall be maintained throughout the term of the Credit Facility without cost to Co-Lenders. An insurance company shall not be satisfactory unless such insurance company (a) has Best's general policyholder rating of "A-" or better and a financial rating of "Class VIII" or better; (b) is licensed in the State in which the insured Property is located; (c) has actively been in business for at least five (5) years; (d) if it is a mutual company, is a nonassessable company; and (e) does not provide insurance on any one building in excess of ten (10%) percent of its policyholders' surplus (including capital). All Insurance Policies insuring against casualty and business interruption and other appropriate policies shall include non-contributing mortgagee endorsements in favor of Co-Lenders with loss payable to Co-Lenders, as well as standard waiver of subrogation endorsements, and shall provide that the coverage shall not be terminated or modified, nor a risk changed without thirty (30) days' advance written notice to Co-Lenders. A verified copy of each Insurance Policy shall be delivered to Agent. If a blanket policy is issued, a certified copy of said policy shall be furnished, together with an endorsement indicating that Co-Lenders, and their respective affiliates, subsidiaries, successors and assigns are additional insureds under such policy in the designated amount. If any portion of the insured risks are reinsured, the reinsurance policies shall contain "cut-through" endorsements in form satisfactory to Co-Lenders. Commencing with the calendar quarter which commences on July 1, 1997, Borrowers will deliver to Co-Lenders, not later than July 1, 1997, and thereafter not later than ten (10) days after the commencement of each subsequent calendar quarter until the Debt has been paid in full, evidence satisfactory to Co-Lenders confirming that Borrowers have prepaid all insurance premiums for the Insurance Policies (the "Insurance Premiums") allocable to the calendar quarter in question. Borrowers will deliver all Insurance Policies to Agent and, in case of Insurance Policies about to expire, Borrowers will deliver renewal or replacement policies to Agent not less than thirty (30) days prior to the date of expiration. The foregoing requirements of this paragraph shall apply to any separate policies of insurance taken out by Borrowers concurrent in form or contributing in the event of loss with the Insurance Policies. If any Insurance Policy or part thereof shall expire or be withdrawn or become void by reason of the failure or impairment of the capital of any company in which the insurance shall be carried, or if at any time Co-Lenders are not in receipt of written evidence that all insurance required hereunder is in force and effect or if for any reason whatsoever the insurance shall be unsatisfactory to Co-Lenders, Co-Lenders shall have the absolute and unconditional right without prior notice to Borrowers to take such action as Co-Lenders deem necessary to protect the interest of Co-Lenders in the Properties and other Collateral, including without limitation, the obtaining of such insurance coverage as Co-Lenders deem appropriate, and all expenses incurred by Co-Lenders in connection with such action or by Co-Lenders in obtaining such insurance and keeping it in effect shall be paid by Borrowers to Co-Lenders upon demand together with interest thereon at the Default Rate. Co-Lenders will promptly inform Borrowers of any such action so taken by Co-Lenders. Borrowers shall at all times comply with and shall cause the Properties, the other Collateral and the use, occupancy, operation, maintenance, alteration, repair and restoration thereof to comply with the terms, conditions, stipulations and requirements of the Insurance Policies. If a Property, or any portion thereof, is located in a Federally designated "special flood hazard area", in addition to the other Insurance Policies required under this paragraph, a flood insurance policy shall be delivered by Borrowers to Agent with respect thereto. If no portion of a Property is located in a Federally designated "special flood hazard area" such fact shall be substantiated by a certificate in form satisfactory to Agent from a licensed surveyor, appraiser or professional engineer or other qualified individual. If any Property shall be damaged or destroyed, in whole or in part, by fire or other property hazard or casualty, Borrowers shall give prompt notice thereof to Co-Lenders and one hundred (100%) percent of the net amount of all insurance proceeds received by Co-Lenders or Borrowers as a result of such damage or destruction after deduction of reasonable costs and expenses, if any, in collecting the same, shall be applied to the payment of the Debt whether or not then due and payable in such order, priority and proportions as Co-Lenders in their sole and absolute discretion shall deem proper or, at the sole and absolute discretion of Co-Lenders, the same may be paid, either in whole or in part, to Borrowers for such purposes as Co-Lenders shall designate, in their sole and absolute discretion. If Co-Lenders shall receive and retain insurance proceeds, the lien of the Mortgages shall be reduced only by the amount thereof received and retained by Co-Lenders and actually applied by Co-Lenders in reduction of the Debt.


                         19. Condemnation. Notwithstanding any taking by any
public or quasi-public authority through eminent domain or otherwise, Borrowers shall continue to pay the Debt at the time and in the manner provided for its payment in the Credit Facility Notes, this Agreement and the Mortgages and the Debt shall not be reduced until any award or payment therefor shall have been actually received and applied by Agent to the discharge of the Debt. If all or any portion of a Property is taken by any public or quasi-public authority through eminent domain or otherwise, one hundred (100%) percent of the aggregate award or payment received by Co-Lenders or Borrowers as a result of such taking after deduction of reasonable costs and expenses, if any, in collecting the same shall be applied in reduction of outstanding Principal Balance under the Credit Facility. If any Property is sold, through foreclosure or otherwise, prior to the receipt by Co-Lenders of such award or payment, Co-Lenders shall have the right, whether or not a deficiency judgment on the Credit Facility Notes shall have been sought, recovered or denied, to receive such award or payment, or a portion thereof sufficient to pay the Debt, whichever is less. Borrowers shall file and prosecute its claim or claims for any such award or payment in good faith and with due diligence and cause the same to be collected and paid over to Co-Lenders. Borrowers hereby irrevocably authorize and empower Co-Lenders, in the name of Borrowers or otherwise, to collect and receipt for any such award or payment and, subsequent to the occurrence of a default beyond the expiration of applicable notice and cure periods, if any under any of the Credit Facility Documents and during the continuance thereof, to file and prosecute such claim or claims. Although it is hereby expressly agreed that the same shall not be necessary in any event, Borrowers shall, upon demand of Co-Lenders, make, execute and deliver any and all assignments and other instruments sufficient for the purpose of assigning any such award or payment to Co-Lenders, free and clear of any encumbrances of any kind or nature whatsoever.


                         20. Environmental Provisions. For the purposes of this
paragraph the following terms shall have the following meanings: (i) the term "Hazardous Material" shall mean any material or substance that, whether by its nature or use, is now or hereafter defined as a hazardous waste, hazardous substance, pollutant or contaminant under any Environmental Requirement, or which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and which is now or hereafter regulated under any Environmental Requirement, or which is or contains petroleum, gasoline, diesel fuel or another petroleum hydrocarbon product, (ii) the term "Environmental Requirements" shall collectively mean all present and future laws, statutes, ordinances, rules, regulations, orders, codes, licenses, permits, decrees, judgments, directives or the equivalent of or by any Governmental Authority and relating to or addressing the protection of the environment or human health, and (iii) the term "Governmental Authority" shall mean the Federal government, or any state or other political subdivision thereof, or any agency, court or body of the Federal government, any state or other political subdivision thereof, exercising executive, legislative, judicial, regulatory or administrative functions. Borrowers hereby represents and warrants to Co-Lenders that to the best of Borrowers's knowledge (i) no Hazardous Material is currently located at, on, in, under or about any Property, except as specifically set forth in the Environmental Reports, (ii) no Hazardous Material is currently located at, in, on, under or about any Property in a manner which violates any Environmental Requirement, or which requires cleanup or corrective action of any kind under any Environmental Requirement, (iii) no releasing, emitting, discharging, leaching, dumping or disposing of any Hazardous Material from any Property onto or into any other property or from any other property onto or into any Property has occurred or is occurring in violation of any Environmental Requirement, (iv) no notice of violation, lien, complaint, suit, order or other notice with respect to any

Property is presently outstanding under any Environmental Requirement, and (v) each Property and the operation thereof are in compliance with all Environmental Requirements. Borrowers shall comply, and shall cause all tenants or other occupants of the Properties to comply, in all respects with all Environmental Requirements, and will not generate, store, handle, process, dispose of or otherwise use, and will not permit any tenant or other occupant of any Property to generate, store, handle, process, dispose of or otherwise use, Hazardous Materials at, in, on, under or about any Property in a manner that could lead or potentially lead to the imposition on Borrowers, any Co-Lender or any Property of any liability or lien of any nature whatsoever under any Environmental Requirement. Borrowers shall notify Co-Lenders promptly in the event of any spill or other release of any Hazardous Material at, in, on, under or about any Property which is required to be reported to a Governmental Authority under any Environmental Requirement, will promptly forward Agent copies of any notices received by Borrowers relating to alleged violations of any Environmental Requirement and will promptly pay when due any fine or assessment against any Co-Lender, any Borrowers or any Property relating to any Environmental Requirement. If at any time it is determined that the operation or use of any Property violates any applicable Environmental Requirement or that there are Hazardous Materials located at, in, on, under or about any Property which, under any Environmental Requirement, require special handling in collection, storage, treatment or disposal, or any other form of cleanup or corrective action, Borrowers shall, within thirty (30) days after receipt of notice thereof from any Governmental Authority or from Agent, take, at its sole cost and expense, such actions as may be necessary to fully comply in all respects with all Environmental Requirements, provided, however, that if such compliance cannot reasonably be completed within such thirty (30) day period, Borrowers shall commence such necessary action within such thirty (30) day period and shall thereafter diligently and expeditiously proceed to fully comply in all respects and in a timely fashion with all Environmental Requirements. If Borrowers fail to timely take, or to diligently and expeditiously proceed to complete in a timely fashion, any such action, Co-Lenders may, in their sole and absolute discretion, make advances or payments towards the performance or satisfaction of the same, but shall in no event be under any obligation to do so. All sums so advanced or paid by Co-Lenders (including, without limitation, consultant fees and expenses, investigation and laboratory fees and expenses, and fines or other penalty payments and reasonable legal fees) and all sums advanced or paid in connection with any judicial or administrative investigation or proceeding relating thereto, will immediately, upon demand, become due and payable from Borrowers and shall bear interest at the Default Rate from the date any such sums are so advanced or paid by Co-Lenders until the date any such sums are repaid by Borrowers to Co-Lenders. Borrowers will execute and deliver, promptly upon request, such instruments as Co-Lenders may deem useful or necessary to permit Co-Lenders to take any such action, and such additional notes, as Co-Lenders may require to secure all sums so advanced or paid by Co-Lenders. If a lien is filed against any Property by any Governmental Authority resulting from the need to expend or the actual expending of monies arising from an action or omission, whether intentional or unintentional, of Borrowers or for which Borrowers are responsible, resulting in the releasing, spilling, leaking, leaching, pumping, emitting, pouring, emptying or dumping of any Hazardous Material into the waters or onto land located within or without the State in which any Property is located, then Borrowers will, within thirty (30) days from the date that Borrowers are first given notice that such lien has been placed against such Property (or within such shorter period of time as may be specified by Co-Lenders if such Governmental Authority has commenced steps to cause such Property to be sold pursuant to such lien) either (a) pay the claim and remove the lien, or (b) furnish a cash deposit, bond, or such other security with respect thereto as is satisfactory in all respects to Co-Lenders and is sufficient to effect a complete discharge of such lien on such Property. Notwithstanding the foregoing, after prior notice to Agent, in the case of any material item, Borrowers, at their own expense, may contest by appropriate legal proceedings, promptly initiated and conducted in good faith and with due diligence, the validity or enforceability, in whole or in part, of any Environmental Requirement, provided that (i) no default shall have occurred and be continuing under the Credit Facility Notes, the Mortgages, this Agreement or any of the other Credit Facility Documents, (ii) such proceeding shall suspend the obligation of Borrowers to comply with any such Environmental Requirement, (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrowers are, or the Properties are, subject and shall not constitute a default thereunder, (iv) failure to immediately comply with any such law, order, ordinance, rule or regulation will not invalidate or vitiate any Insurance Policies, in whole or in part, and will not in the opinion of Co-Lenders constitute a present danger to the Properties or any portion thereof, or to the individuals using and entering upon the Properties, (v) neither the Properties nor any part thereof nor any interest therein will in the opinion of Co-Lenders be in danger of being sold, forfeited, confiscated, terminated, cancelled or lost, (vi) Borrowers shall have furnished such security as may be required in the proceeding, or as may otherwise be requested or required by Co-Lenders to insure the payment by Borrowers of all costs of compliance, fines and penalties, together with interest thereon, as may be incurred by Borrowers in the event of a determination in such proceeding adverse to Borrowers, and (vii) neither Borrowers, Agent nor any Co-Lender will in the opinion of Agent and Co-Lenders be subject to any criminal or civil liability as the result of such contestment by Borrowers. Co-Lenders may, at their option, at intervals of not less than one year, or more frequently if Co-Lenders reasonably believe that a Hazardous Material or other environmental condition violates or threatens to violate any Environmental Requirement applicable to a Property, cause an environmental audit of such Property to be conducted to confirm Borrowers's compliance with the provisions of this paragraph in respect of such Property, and Borrowers shall cooperate in all reasonable ways with Agent in connection with any such audit. If such audit discloses that a violation of an Environmental Requirement exists, Borrowers shall pay all costs and expenses incurred in connection with such audit, otherwise, the costs and expenses of such audit shall, notwithstanding anything to the contrary set forth in this paragraph, be paid by Co-Lenders. If any of the Mortgages is foreclosed, or if any Property is sold pursuant to the provisions of the Mortgages, or if either Borrower tenders a deed or assignment in lieu of foreclosure or sale, Borrowers shall deliver such Properties to the purchaser at foreclosure or sale or to Co-Lenders, their respective nominees, or wholly owned subsidiaries, as the case may be, in a condition that complies in all respects with all Environmental Requirements. Borrowers will defend, indemnify, and hold harmless Agent, Co-Lenders, their respective employees, agents, officers, and directors, from and against any and all claims, demands, penalties, causes of action, fines, liabilities, settlements, damages, costs, or expenses of whatever kind or nature, known or unknown, foreseen or unforeseen, contingent or otherwise (including, without limitation, consultant fees and expenses, investigation and laboratory fees and expenses, court costs, litigation expenses and reasonable attorneys fees) arising out of, or in any way related to, (i) any breach by Borrowers of any of the provisions of this paragraph, (ii) the presence, disposal, spillage, discharge, emission, leakage, release, or threatened release of any Hazardous Material which is at, in, on, under, about, from or affecting any Property, including, without limitation, any damage or injury resulting from any such Hazardous Material to or affecting any Property or the soil, water, air, vegetation, buildings, personal property, individuals or animals located on any Property or on any other property or otherwise, (iii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to any such Hazardous Material, (iv) any lawsuit brought or threatened, settlement reached, or order or directive of or by any Governmental Authority relating to such Hazardous Material, or (v) any violation of any Environmental Requirement. The aforesaid indemnification shall in all events and under all circumstances constitute the personal recourse undertakings, obligations and liabilities of Borrowers. The indemnification by Borrowers in favor of Agent and Co-Lenders hereinabove set forth in this paragraph shall not be applicable to any claim, demand, penalty, cause of action, fine, liability, settlement, damage, cost or other expense of any type whatsoever pertaining to a particular Property (i) occasioned, arising and caused solely and directly as the result of the negligence or willful misconduct of Agent, any Co-Lender, any nominee or any wholly owned subsidiary of Agent or a Co-Lender or their respective employees or agents and irrespective of whether occurring prior or subsequent to the date upon which any Co-Lender or any nominee or any wholly owned subsidiary of any Co-Lender acquires possession of such Property by foreclosure of the Mortgages, a sale of such Property pursuant to the provisions of the Mortgages, acceptance of a deed or assignment in lieu of foreclosure or sale or otherwise, or (ii) occasioned, arising and caused solely and directly as the result of any act of any Person (other than (A) an act of Borrowers, its employees or agents or Persons under the control of Borrowers, or (B) an act of Agent, any Co-Lender, any nominee or any wholly owned subsidiary of any Co-Lender or their respective employees or agents which does not constitute negligence or willful misconduct, or (C) an act of any Governmental Authority, including, without limitation, any change in any Environmental Requirement) and occurring subsequent to the earlier to occur of (x) the date of payment to Co-Lenders in cash of the entire Debt, and (y) the date upon which any Co-Lender, any nominee or any wholly owned subsidiary of any Co-Lender acquires possession of such Property by foreclosure of the Mortgages, a sale of such Property pursuant to the provisions of the Mortgages, acceptance of a deed or assignment in lieu of foreclosure or sale or otherwise. Except as hereinabove specifically provided to the contrary in this paragraph, the obligations and liabilities of Borrowers under this paragraph shall survive and continue in full force and effect and shall not be terminated, discharged or released, in whole or in part, irrespective of whether the Debt has been paid in full and irrespective of any foreclosure of any of the Mortgages, sale of any one or more of the Properties pursuant to the provisions of the Mortgages or acceptance by Co-Lenders, their nominees or wholly owned subsidiaries of one or more deeds or assignments in lieu of foreclosure or sale and irrespective of any other fact or circumstance of any nature whatsoever.

                         21. Estoppel Certificates. Borrowers, within ten (10)
days after request by Co-Lenders and at its expense, will furnish Co-Lenders with a statement, duly certified, setting forth the amount of the Debt and the offsets or defenses thereto, if any. Co-Lenders, within ten (10) days after request by Borrowers and at Borrowers' expense, and provided that no Event of Default has occurred and is continuing under the Credit Facility Documents, will furnish Borrowers with a statement setting forth the then outstanding principal balance of the Credit Facility Notes and the interest, if any, accrued and unpaid thereon.

                         22. Non-Waiver. The failure of Co-Lenders or Agent to
insist upon strict performance of any term of this Agreement shall not be deemed to be a waiver of any term of this Agreement. Borrowers shall not be relieved of

Borrowers' obligation to pay the Debt at the time and in the manner provided for its payment in the Credit Facility Notes, the Mortgages and this Agreement by reason of (i) failure of Co-Lenders to comply with any request of Borrowers to take any action to foreclose any one or more of the Mortgages or otherwise enforce any of the provisions of this Agreement, the Mortgages, the Credit Facility Notes or any of the other Credit Facility Documents, and (ii) the release, regardless of consideration, of the whole or any part of the Properties or any other Collateral or security for the Debt. Regardless of consideration, and without the necessity for any notice to or consent by the holder of any subordinate lien, encumbrance, right, title or interest in or to the Properties, Co-Lenders may release any Person at any time liable for the payment of the Debt or any portion thereof or any part of the security held for the Debt and may extend the time of payment or otherwise modify the terms of the Credit Facility Notes, the Mortgages, this Agreement or any of the other Credit Facility Documents, including, without limitation, a modification of the interest rate payable on the principal balance of the Credit Facility Notes, without in any manner impairing or affecting the Mortgages or the respective liens thereof or the priority of the Mortgages, as so extended and modified, as security for the Debt over any such subordinate lien, encumbrance, right, title or interest. Co-Lenders may resort for the payment of the Debt to any other security held by Co-Lenders in such order and manner as Co-Lenders in their discretion, may elect. Co-Lenders may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Co-Lenders thereafter to foreclose any one or more of the Mortgages. Co-Lenders shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every additional right and remedy set forth in the Credit Facility Documents or now or hereafter afforded by law. The rights of Co-Lenders under this Agreement and the other Credit Facility Documents shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Co-Lenders shall be construed as an election to proceed under any one provision of this Agreement or of the other Credit Facility Documents to the exclusion of any other provision set forth in this Agreement or the other Credit Facility Documents.

                         23. Sole Discretion. Except as may otherwise be
expressly provided to the contrary, wherever pursuant to the Credit Facility Notes, the Mortgages, this Agreement, or any of the other Credit Facility Documents, Agent or any Co-Lender exercises any right given to it to consent or not consent, or to approve or disapprove, or any arrangement or term is to be satisfactory to Agent or such Co-Lender the decision of Agent or such Co-Lender, as the case may be, shall be in the sole and absolute discretion of Agent or such Co-Lender, as the case may be, and shall be final and conclusive.

                         24. Absolute and Unconditional Obligation. Borrowers
acknowledge that Borrowers' obligation to pay the Debt in accordance with the provisions of the Credit Facility Notes, the Mortgages and this Agreement is and shall at all times continue to be absolute and unconditional in all respects, and shall at all times be valid and enforceable irrespective of any other agreements or circumstances of any nature whatsoever which might otherwise constitute a defense to the Credit Facility Notes, the Mortgages or this Agreement or the obligation of Borrowers thereunder to pay the Debt or the obligations of any other Person relating to the Credit Facility Notes, the Mortgages or this Agreement or the obligations of Borrowers under the Credit Facility Notes, the Mortgages or this Agreement or otherwise with respect to the Credit Facility, and Borrowers absolutely, unconditionally and irrevocably waive any and all right to assert any defense, setoff, counterclaim or crossclaim of any nature whatsoever with respect to the obligation of Borrowers to pay the Debt in accordance with the provisions of the Credit Facility Notes, the Mortgages and this Agreement or the obligations of any other Person relating to the Credit Facility Notes, the Mortgages or this Agreement or obligations of Borrowers under the Credit Facility Notes, the Mortgages or this Agreement or otherwise with respect to the Credit Facility in any action, case or proceeding brought by Agent or Co-Lenders to collect the Debt, or any portion thereof, or to enforce, foreclose and realize upon the lien and security interest created by the Mortgages or any other document or instrument securing repayment of the Debt, in whole or in part (provided, however, that the foregoing provisions of this sentence shall not be deemed a waiver of the right of Borrowers to assert any compulsory counterclaim in any such action, case or proceeding brought by Agent or Co-Lenders in any state court if such counterclaim is compelled under local law or rule or procedure, or in any such action, case or proceeding brought by Agent or Co-Lenders in a court of the United States, nor shall the foregoing provisions of this sentence be deemed a waiver of the right of Borrowers to assert any claim which would otherwise constitute a defense, setoff, counterclaim or crossclaim of any nature whatsoever against Agent or Co-Lenders in any separate action, case or proceeding brought by Borrowers against Agent or Co-Lenders).

                         25. Relationship. The relationship of Co-Lenders to
Borrowers hereunder is strictly and solely that of lender and borrower and nothing contained in the Credit Facility Notes, the Mortgages, this Agreement or any of the other Credit Facility Documents is intended to create, or shall in any event or under any circumstance be construed as creating, a partnership, joint venture, tenancy-in-common, joint tenancy or other relationship of any nature whatsoever between Co-Lenders and Borrowers other than as lender and borrower.

                         26. Anti-Forfeiture. Borrowers hereby covenant and
agree not to commit, permit or suffer to exist any act or omission affording the Federal government or any state or local government the right of forfeiture under any Federal or state RICO or similar law as against the Properties or any part thereof or interest therein or any monies paid in performance of Borrowers' obligations under this Agreement, the Mortgages, the Credit Facility Notes or any of the other Credit Facility Documents. In furtherance thereof, Borrowers hereby indemnify Agent and Co-Lenders and agree to defend and hold Agent and Co-Lenders harmless from and against any loss, damage or injury by reason of the breach of the covenants and agreements set forth in this paragraph, which indemnity shall constitute the personal recourse obligation of Borrowers. Without limiting the generality of the foregoing, the filing of formal charges or the commencement of proceedings against Borrowers or against the Properties or any part thereof or interest therein under any Federal or state law for which forfeiture of the Properties or any part thereof or of any monies paid in performance of Borrowers' obligations under the Credit Facility Documents is a potential result, shall, at the election of Co-Lenders, but otherwise subject to the immediately following sentence, constitute an Event of Default hereunder without notice or opportunity to cure. Notwithstanding the foregoing, after prior notice to Co-Lenders, Borrowers, at their own cost and expense, may contest the validity of or application of any such law affording such forfeiture, provided that (i) no default shall have occurred and shall be continuing under the Credit Facility Notes, the Mortgages, this Agreement or any of the other Credit Facility Documents, (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrowers are or the Properties are subject and shall not constitute a default thereunder, (iii) neither the Properties nor any portion thereof nor any interest therein will in the opinion of Co-Lenders be in danger of being sold, forfeited, terminated, cancelled or lost, and

(iv) Borrowers shall have deposited with Agent cash or other cash equivalent or letter of credit satisfactory to Co-Lenders in an amount sufficient to discharge any lien together with interest and penalties thereon arising out of such law. Notwithstanding the foregoing, Borrowers shall not be required to make any deposit with Agent pursuant to clause (iii) of the preceding sentence, if Co-Lenders are reasonably satisfied that (a) the act or omission affording such forfeiture was committed by a Person other than Borrowers or an Affiliate or subsidiary of Borrowers, (b) Borrowers are diligently pursuing their rights and remedies against such Person, (c) neither the Properties nor any portion thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost, and (d) the respective liens and priorities of the Mortgages will not be in danger of being primed, diminished or forfeited.

                         27. Deposits. Whenever in this Agreement, Borrowers are
required to deposit monies with Agent or Co-Lenders to secure obligations of Borrowers under this Agreement or as a condition precedent to Borrowers' right to contest certain obligations, such monies shall (unless otherwise specifically provided to the contrary in this Agreement) be held in an interest bearing account selected by Agent or Co-Lenders, as the case may be. All such accrued interest shall be held, disbursed and applied in accordance with the provisions applicable to such deposits. In order to secure the payment of the Debt and the performance by Borrowers of its obligations under the Credit Facility Documents, Borrowers hereby grant and assign to Agent and Co-Lenders a security interest in and to all monies from time to time on deposit in any such account. Upon the occurrence of an Event of Default and for so long as such Event of Default shall continue, Co-Lenders shall have the absolute right to apply all or any portion of the balances held in any such accounts to the payment of the Debt whether or not due and payable in such order, priority and proportions as Co-Lenders in their discretion shall deem appropriate.

                         28. Submission to Jurisdiction. Borrowers agree to
submit to personal jurisdiction in the State of New York in any action, case or proceeding arising out of the Credit Facility Notes, this Agreement or the other Credit Facility Documents (other than the Mortgages and the Assignments of Leases and Rents), and, in furtherance of such agreement, Borrowers hereby agree and consent that without limiting other methods of obtaining jurisdiction, personal jurisdiction over Borrowers in any such action, case or proceeding may be obtained within or without the jurisdiction of any court located in the State of New York and that any process or notice of motion or other application to any such court in connection with any such action, case or proceeding may be served upon Borrowers by registered or certified mail to or by personal service at the last known address of Borrowers, as the case may be, whether such address be within or without the jurisdiction of any such court. Borrowers also agree that the venue of any litigation arising in connection with the Debt or in respect of any of the obligations of Borrowers under the Credit Facility Notes, this Agreement or the other Credit Facility Document (other than the Mortgages and the Assignments of Leases and Rents) shall, to the extent permitted by law, be in New York County, New York.

                         29. Retention of Counsel and Consultants. If,
subsequent to the occurrence of a default under any of the Credit Facility Documents or otherwise in connection with the protection, preservation, addition or release of Collateral, Agent or Co-Lenders deem it to be in the best interest of Co-Lenders to retain the assistance of any Person (including, but not limited to, attorneys, title insurance companies, third party escrow agents, appraisers, accountants engineers and surveyors) with respect to any request for consent or approval by Agent or Co-Lenders under the Credit Facility

Documents, Borrowers shall reimburse Co-Lenders within ten (10) days of demand by Agent for all reasonable costs incurred by Co-Lenders in connection with the employment of such Persons.

                         30. Waiver of Notice. Borrowers shall not be entitled
to any notices of any nature whatsoever from Agent or any Co-Lender except with respect to matters for which this Agreement specifically and expressly provides for the giving of notice by Agent or a Co-Lender to Borrowers, and Borrowers hereby expressly waive (to the full extent Borrowers may lawfully do so) the right to receive any notice from Agent or any Co-Lender with respect to any matter for which this Agreement does not specifically and expressly provide for the giving of notice by Agent or a Co-Lender to Borrowers.

                         31. Events of Default. The Debt shall become due at the
option of Co-Lenders upon the occurrence of any one or more of the following events (collectively, "Events of Default"):

                                    (a) if any portion of the Debt is not paid
                         when due;

                                    (b) if any of the covenants contained in
                         paragraph 9 of this Agreement shall be breached;

                                    (c) if any fact, circumstance or event shall
                         occur which is specifically characterized under any provision of any Credit Facility Document as an "Event of Default" within the meaning given to such term pursuant to the provisions of this Agreement;

                                    (d) if any representation or warranty of any
                         Borrower or any Guarantor made in this Agreement or any of the other Credit Facility Documents, or in any certificate, report, financial statement or other instrument furnished in connection with the making of the Credit Facility Notes, the Mortgages, this Agreement or any other Credit Facility Document or the extension of the Credit Facility by Co-Lenders to Borrowers, shall prove false or misleading in any material respect;

                                    (e) if any Federal tax lien is filed against
                         Borrowers, or any Property and the same is not discharged of record within thirty (30) days after the same is filed (unless the same is being contested in good faith by appropriate proceeding and otherwise in compliance with the general requirements for contesting Taxes, as more specifically set forth in paragraph 17 of this Agreement);

                                    (f) if without the consent of Co-Lenders any
                         FF&E (except for normal replacement of the FF&E) is removed, or if without the consent of Co-Lenders any Property is demolished or materially altered (other than for tenant improvements being made under Leases entered into in conformity with the provisions of this Agreement);

                                    (g) if the Insurance Policies are not kept
                         in full force and effect, or if the Insurance Policies are not delivered to Agent upon request;

                                    (h) if without the consent of Co-Lenders any
                         Lease is made, cancelled or modified (other than in compliance with the provisions of this Agreement and the other Credit Facility Documents) or if any portion of the Rents is paid for a period of more than one (1) month in advance or if any of the Rents are further assigned;

                                    (i) if any "Event of Default" as defined in
                         the Existing Credit Agreement shall occur;

                                    (j) if any Borrower or other Person shall be
                         in default (beyond any applicable grace and cure period) under any mortgage, deed of trust, pledge or other security agreement (including, without limitation, any such agreement now or hereafter held by Co-Lenders) affecting or relating to any Property, or any other Collateral or any portion thereof or under any Material Agreement affecting or relating to any Property or any other Collateral, or any portion thereof;

                                    (k) if any Property shall become subject (i)
                         to any tax lien, other than a lien for local real estate taxes and assessments not due and payable, or
                         (ii) to any lis pendens, notice of pendency, stop order, notice of intention to file mechanic's or materialman's lien, mechanic's or materialman's lien or other lien of any nature whatsoever, and the same shall not either be discharged of record or in the alternative insured over to the satisfaction of Co-Lenders by the title company insuring the lien of the Mortgage pertaining to the Property in question within a period of forty five (45) days after the date upon which Borrower shall be notified, or shall otherwise have actual knowledge, that the same is filed or recorded, and irrespective of whether the same is superior or subordinate in lien or other priority to the lien of the Mortgages and irrespective of whether the same constitutes a perfected or inchoate lien or encumbrance on the Properties or any portion thereof or is only a matter of record or notice;

                                    (l) if for any reason any of the covenants
                         set forth in paragraph 11 or paragraph 13 of this Agreement shall at any time during the term of the Credit Facility cease to be satisfied and complied with in all respects or if any representation or warranty set forth in paragraph 12 of this Agreement or elsewhere in the Credit Facility Documents shall at any time cease to be true and accurate in all material respects;

                                    (m) if any Borrower or Guarantor shall make
                         an assignment for the benefit of creditors;

                                    (n) (1) if a court of competent jurisdiction
                         enters a decree or order for relief with respect to any Borrower or Guarantor under Title 11 of the United States Code as now consti tuted or hereafter amended or under any other applicable Federal or state bankruptcy, insolvency or other similar law, rule or regulation; or
                         (2) if such court enters a decree or order appointing a receiver, liquidator, assignee, trustee, custodian, examiner, magistrate, arbitrator, sequestrator (or similar official) of any Borrowers or Guarantor or of any substantial part of their respective properties; or
                         (3) if such court decrees or orders the winding up or liquidation of the affairs of any Borrower or Guarantor and such order or decree is not dismissed, discharged or vacated of record within sixty (60) days after the same has been entered;

                                    (o) if any Borrower or Guarantor files a
                         petition for relief or answer or consent seeking relief under Title 11 of the United States Code as now constituted or hereafter amended, or under any other applicable Federal or state bankruptcy, insolvency or other similar law, rule or regulation, or if any Borrower or Guarantor fails to diligently oppose or shall otherwise consent to the commencement or prosecution of an involuntary case under Title 11 of the United States Code as now constituted or hereafter amended, or under any other applicable Federal or state bankruptcy, insolvency or similar law, rule or regulation, or to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, examiner, magistrate, arbitrator, sequestrator (or other similar official) of any Borrower or Guarantor or of any substantial part of their respective properties, or if any Borrower or Guarantor fails generally to pay its respective debts as such debts become due, or if any Borrower or Guarantor takes any action in furtherance of any action described in this subparagraph;

                                    (p) if any Borrower, Guarantor or other
                         Person shall be in default beyond the expiration of any applicable notice and cure periods under the Credit Facility Notes, the Mortgages, this Agreement or any other Credit Facility Document or any other docu ment or instrument otherwise executed and delivered in connection therewith or in connection with the extension of the Credit Facility by Co-Lenders to Borrowers;

                                    (q) if (except as otherwise specifically
                         provided to the contrary in paragraph 9 of this Agreement with respect to WOP) there shall occur a complete or partial suspension or liquidation of all or substantially all of any business of any Borrower or any Guarantor and such occurrence in the opinion of Co-Lenders has or may have a materially adverse impact on any Property or any other Collateral or on the business, assets, operations, property, financial or other condition of any Borrower or Guarantor;

                                    (r) if Borrowers shall fail to furnish or
                         cause to be furnished to each Co-Lender, any financial or other information required to be provided in accordance with the provisions of this Agreement or the other Credit Facility Documents or otherwise reasonably requested by Co-Lenders or shall fail to permit, or to arrange for, the inspection by Co-Lenders (or their respective employees and agents) of any books or records of Borrowers or any Guarantor and such default shall continue for twenty (20) days after notice by Agent to Borrowers; or

                                    (s) if Borrowers shall continue to be in
                         default under any of the other terms, covenants or conditions of this Agreement for five (5) days after notice from Agent in the case of any default which can be cured by the payment of a sum of money, or for twenty (20) days after notice from Agent in the case of any other default, provided that if such default cannot reasonably be cured within such twenty (20) day period and Borrowers, as the case may be, shall have commenced to cure such default within such twenty (20) day period and thereafter diligently and expeditiously proceeds to cure the same, such twenty (20) day period shall be extended for so long as it shall require Borrowers, as the case may be, in the exercise of due diligence to cure such default, it being agreed, however, that no such extension shall be for a period in excess of sixty (60) days.

Upon the occurrence of an Event of Default, and for so long as any such Event of Default continues, Co-Lenders (subject to the terms and provisions of the Co-Lenders Agreement) (i) shall have no obligation to make any further advances under the Credit Facility, (ii) shall have the absolute and unconditional right in their sole and absolute discretion to declare the Debt or any portion thereof immediately due and payable, (iii) shall have the right to pursue any and all remedies provided for in this Agreement, the Credit Facility Notes, the Mortgages, or any of the other Credit Facility Documents or otherwise available to Co-Lenders, at law or in equity or otherwise, and (iv) shall have the absolute and unconditional right in their sole and absolute discretion to terminate the Credit Facility and their obligations with respect thereto under this Agreement. All remedies afforded to Co-Lenders under this Agreement or under any of the other Credit Facility Documents are separate and cumulative remedies and it is agreed that none of such remedies shall be deemed to be in exclusion of any other remedies available to Co-Lenders and shall not in any manner limit or prejudice any other legal or equitable remedies which Co-Lenders may have.

                         32. Application of Moneys. All moneys received or
collected by Co-Lenders in respect of the Credit Facility after an Event of Default shall be applied by Co-Lenders first to the payment of all costs incurred in the collection of such moneys (including reasonable attorneys' fees and legal expenses) and second, to the payment of the Debt in such order, priority and proportions as Co-Lenders may in its sole and absolute discretion determine. The balance, if any, of such moneys remaining after payment in full of such costs and the Debt shall be remitted to Borrowers or as otherwise directed by a court of competent jurisdiction.

                         33. Right to Cure Defaults. If default beyond any
applicable notice and cure period in the performance of any of the covenants of Borrowers, shall occur, Co-Lenders may, at their discretion, remedy the same and for such purpose shall have the right to enter upon the Properties or any portion thereof without thereby being liable to Borrowers (except in connection with its gross negligence or willful misconduct) or any Person in possession thereof holding under Borrowers, and to pay all sums as may be necessary to cure any such default (including, without limitation any default by Borrowers in the payment of any Insurance Premiums or any Taxes or other liens or encumbrances covering the Properties or any part thereof). If Co-Lenders shall remedy such a default (including, without limitation, any default by Borrowers in the payment of any Insurance Premiums or any Taxes or other liens or encumbrances covering the Properties or any part thereof) or appear in, defend or bring any action or proceeding to protect the interest of Co-Lenders in the Properties, or any portion thereof, or to foreclose any of the Mortgages or collect the Debt, the costs and expenses thereof (including reasonable attorneys' fees to the extent permitted by law) with interest as provided in this paragraph, shall be paid by Borrowers to Agent upon demand, and shall be added to and constitute part of the Debt secured by the Mortgages. All such costs and expenses incurred by Co-Lenders in remedying such default or in appearing in, defending or bringing any such action or proceeding, shall be paid by Borrowers to Agent upon demand, with interest at a rate per annum equal to the Default Rate.

                         34. Further Assurances. Borrowers agree to do or cause
to be done all such further reasonable acts and things, and to execute and deliver or cause to be executed and delivered all such additional conveyances, assignments, agreements and instruments as Co-Lenders may at any time reasonably request in connection with the administration or enforcement of this Agreement and the other Credit Facility Documents or in order better to assure, perfect and confirm unto Co-Lenders their rights, powers and remedies under this Agreement and under the other Credit Facility Documents. Nothing contained in this paragraph shall be construed as obligating Borrowers to provide or to cause to be provided any collateral or security for the Credit Facility other than as expressly contemplated by the provisions of this Agreement and the other Credit Facility Documents.

                         35. Costs and Expenses. Borrowers shall pay, or cause
to be paid, to Co-Lenders all costs, fees, expenses and charges incurred by Co-Lenders in connection with the enforcement of this Agreement and the other Credit Facility Documents (including without limitation all reasonable fees and disbursements of Agent's New York City and local legal counsel).

                         36. Indemnification of Agent and Co-Lenders. Borrowers
shall indemnify Agent, Co-Lenders, their affiliates, subsidiaries, directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and reasonable expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not Agent or Co-Lenders are a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Credit Facility Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any advance hereunder, provided, however, that the aforesaid indemnification shall not apply to any such loss, claim, damage, penalty, judgment, liability or expense which is incurred by Agent or a Co-Lender as a result of its gross negligence or willful misconduct. The obligations of Borrowers under this paragraph shall survive the termination of this Agreement.

                         37. Construction of Agreement. The titles and headings
preceding the paragraphs of this Agreement have been inserted for convenience of reference only and are not intended to summarize or otherwise describe the subject matter of such paragraphs and shall not be given any consideration in the construction of this Agreement.

                         38. Parties Bound, etc. All of the terms, covenants and
provisions of this Agreement shall be binding upon and inure to the benefit of Borrowers, Co-Lenders and Agent and their respective successors and assigns. Borrowers shall not have the right without the prior consent of Co-Lenders (which consent may be withheld in the sole and absolute discretion of Co-Lenders) to assign or transfer their respective rights under this Agreement or under any of the other Credit Facility Documents, in whole or in part, by agreement, operation of law or otherwise to any other Person, it being agreed that any such assignment or transfer without the prior consent of Co-Lenders shall be void and of no force and effect and shall constitute an immediate Event of Default under this Agreement.

                         39. Complete Agreement. NO STATEMENTS, AGREEMENTS OR
REPRESENTATIONS, ORAL OR WRITTEN, WHICH MAY HAVE BEEN MADE BY ANY CO-LENDER, OR BY ANY EMPLOYEE, AGENT OR BROKER ACTING ON BEHALF OF ANY CO-LENDER, WITH RESPECT TO THIS AGREEMENT OR THE CREDIT FACILITY SHALL BE OF ANY FURTHER FORCE OR EFFECT, EXCEPT TO THE EXTENT SPECIFICALLY SET FORTH IN THIS AGREEMENT OR IN THE OTHER CREDIT FACILITY DOCUMENTS, AND ALL PRIOR AGREEMENTS AND

REPRESENTATIONS IN RESPECT OF THIS AGREEMENT AND THE CREDIT FACILITY ARE MERGED IN THIS AGREEMENT SO THAT THIS AGREEMENT SHALL CONSTITUTE THE ENTIRE AGREEMENT BETWEEN CO-LENDERS AND BORROWERS WITH RESPECT TO THE CREDIT FACILITY.

                         40. Governing Law. This Agreement shall in all respects
be gov erned, construed, applied and enforced in accordance with the laws of the State of New York.

                         41. Severability. If any term, covenant, provision or
condition of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such term, covenant, provi sion or condition.

                         42. Notices. Any notice, request, demand, statement,
authoriza tion, direction, approval or consent made under this Agreement or under the other Credit Facility Documents shall be in writing and shall be sent by Federal Express or other reputable national courier service, or by postage prepaid registered or certified mail, return receipt requested, and shall be deemed given (i) when received at the following addresses if sent by Federal Express, or other reputable national courier service, and (ii) three (3) business days after being postmarked and addressed as follows if sent by postage prepaid registered or certified mail, return receipt requested:

                         If to Smith Barney:

                         Smith Barney Mortgage Capital Group, Inc.
                         390 Greenwich Street, 5th Floor
                         New York, New York 10013
                         Attention:  Clive Bull

                         With a copy to:

                         Battle Fowler LLP
                         Park Avenue Tower
                         75 East 55th Street
                         New York, New York  10022
                         Attention:  Dean A. Stiffle, Esq.

                         If to NationsBank, in its individual capacity or as
                         Agent:

                         NationsBank, N.A.
                         Real Estate Banking
                         8300 Greensboro Drive
                         McLean, Virginia 22102-3604
                         Attention: Cheryl D. Fitzgerald
                                    Vice President

                         With a copy to:

                         Cadwalader, Wickersham & Taft
                         201 South College Street, Suite 1510
                         Charlotte, North Carolina 28244
                         Attention:  James P. Carroll, Esq.

                         If to Borrowers:

                         c/o Brandywine Realty Trust
                         Newtown Square Corporate Campus
                         16 Campus Boulevard, Suite 150
                         Newtown Square, Pennsylvania 19073
                         Attention: Gerard H. Sweeney
                                    President and Chief Executive Officer

                         With a copy to:

                         Pepper, Hamilton & Scheetz
                         3000 Two Logan Square
                         Eighteenth and Arch Streets
                         Philadelphia, Pennsylvania 19103-2799
                         Attention: Michael H. Friedman, Esq.

Each party may designate a change of address by notice to the other parties, given at least fifteen (15) days before such change of address is to become effective.

                         43. Modification. This Agreement may not be modified,
amended or terminated, in whole or in part, except by an agreement in writing executed by the parties hereto.

                         44. Waivers. Co-Lenders may at any time and from time
to time waive any one or more of the terms, covenants, provisions or conditions contained in this Agreement or in the other Credit Facility Documents, but any such waiver shall be deemed made in pursuance hereof or thereof and not in modification thereof, and any such waiver in any particular instance or circumstance shall in no event or under any circumstance be considered a waiver of any such term, covenant, provision or condition in any other instance or any other circumstance.

                         45. WAIVER OF TRIAL BY JURY. BORROWERS AND CO-LENDERS
HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT OR COUNTERCLAIM ARISING IN CONNECTION WITH, OUT OF OR OTHERWISE RELATING TO THE CREDIT FACILITY NOTES, THE MORTGAGES, THIS AGREEMENT OR ANY OTHER DOCUMENT OR INSTRUMENT NOW OR HEREAFTER EXECUTED AND DELIVERED IN CONNECTION THEREWITH OR WITH THE CREDIT FACILITY.

                         46. Borrowers' Reliance on Agent's Authority. Unless
otherwise notified by Co-Lenders to the contrary, Borrowers shall have the right to rely upon any advice they receive from Agent as to any action taken or not taken by Co-Lenders, or as to any consent or approval given or not given by Co-Lenders, or as to any other action taken or not taken by Co-Lenders, or as to any decision otherwise made by Co-Lenders, in respect of the Credit Facility or under or pursuant to the provisions of the Credit Facility Documents, it being understood that all communication between Borrowers and Co-Lenders in respect of day to day matters concerning the Credit Facility shall be done through the offices of Agent.

                         47. Authorized Representatives of BRT. The Chief
Financial Officer or the Chief Executive Officer of BRT shall from time to time notify and advise Agent and Co-Lenders in writing of the officers of BRT who are authorized and designated to act on behalf of BRT in respect of the Credit Facility and under and pursuant to the provisions of the Credit Facility

Documents, which notice and advise may be conclusively relied upon by Agent and Co-Lenders.

                         48. Exculpation. No recourse shall be had for any
obligation of BRT under this Agreement or any of the other Credit Facility Documents or for any claim based thereon or otherwise in respect thereof, against any past, present or future trustee, shareholder, officer or employee of BRT, whether by virtue of any statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being expressly waived and released by each other party to this Agreement and the other Credit Facility Documents.

                         IN WITNESS WHEREOF, Co-Lenders, Borrowers and Agent
have duly executed this Agreement as of the day and year first above written.

                                      SMITH BARNEY MORTGAGE CAPITAL GROUP, INC., a Delaware corporation


                                      By: /s/ Clive Bull
                                          ---------------------------------
                                          Name:  Clive Bull
                                          Title: Vice President

                                      NATIONSBANK, N.A., a national banking
                                      association, acting in its individual
                                      capacity


                                      By: /s/ Douglas B. Cochrane
                                          ----------------------------------
                                          Name:  Douglas B. Cochrane
                                          Title: Senior Vice President

                                      BRANDYWINE REALTY TRUST, a Maryland real estate investment trust


                                      By: /s/ Gerard H. Sweeney
                                          ----------------------------------
                                          Name:  Gerard H. Sweeney
                                          Title: President and Chief
                                                 Executive Officer

                                      BRANDYWINE OPERATING PARTNERSHIP, L.P.

                                      By: Brandywine Realty Trust, a Maryland
                                          real estate investment trust, its
                                          general partner


                                      By: /s/ Gerard H. Sweeney
                                          ----------------------------------
                                          Name:  Gerard H. Sweeney
                                          Title: President and Chief
                                                 Executive Officer

                                      NATIONSBANK, N.A., a national banking
                                      association, acting in its capacity as
                                      administrative and documentation agent


                                      By: /s/ Douglas B. Cochrane
                                          ----------------------------------
                                          Name:  Douglas B. Cochrane
                                          Title: Senior Vice President

                                    EXHIBIT A

                          (Definition of Certain Terms)


Additional Property: The term "Additional Property" as used in this Agreement shall mean any property acquired by Borrowers subsequent to the date of this Agreement.

Affiliate: The term "Affiliate" as used in this Agreement shall mean any Person directly or indirectly controlling, controlled by or under direct or indirect common control with any other Person. A Person shall be deemed to control another Person if the controlling Person owns fifty-one (51%) percent or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock by contract or otherwise.

Agent: The term "Agent" as used in this Agreement shall have the meaning given to such term in the preamble to this Agreement.

Agreement: The term "Agreement" as used in this Agreement shall mean this Agreement.

Alternate Credit Rate: The term "Alternate Credit Rate" as used in this Agreement shall have the meaning given to such term in paragraph 1(ii) of Exhibit B to this Agreement.

Approved Value: The term "Approved Value" as used in this Agreement shall mean, with respect to any of the Properties, either (y) the "as is" appraised value of any such Property, as set forth in the appraisal prepared in connection with its inclusion in the collateral pool for the Credit Facility, if the fair market value of such Property, as set forth in such appraisal, is approved without adjustment by Co-Lenders or (z) the adjusted appraised value of such Property, if the fair market value of such Property, as set forth in such appraisal, is approved with adjustment in value by Co-Lenders.

Assignments of Leases and Rents: The term "Assignments of Leases and Rents" as used in this Agreement shall mean the Assignments of Leases and Rents to be given by Borrowers to Agent, as security for the payment of the Debt and constituting a first lien on all of Borrowers's right, title and interest now owned or hereafter acquired in and to all Leases and Rents pertaining to or derived from the Properties, the form of which is attached to this Agreement as Exhibit H.

Base LIBOR Rate: The term "Base LIBOR Rate" as used in this Agreement shall have the meaning given to such term in paragraph 1(v) of Exhibit B to this Agreement.

Borrowers: The term "Borrowers" as used this Agreement shall have the meaning given to such term in the preamble to this Agreement.

BOP: The term "BOP" as used in this Agreement shall have the meaning given to such term in the preamble to the main body of this Agreement.

BRP: The term "BRP" as used in this Agreement shall mean Brandywine Realty Partners, a Pennsylvania general partnership.

BRSC: The term "BRSC" as used in this Agreement shall mean Brandywine Realty Services Corporation, a Pennsylvania corporation.

BHI: The term "BHI" as used in this Agreement shall mean Brandywine Holdings I, Inc., a Pennsylvania corporation.

BRT: The term "BRT" as used in this Agreement shall have the meaning given to such term in the preamble to the main body of this Agreement.

business day: The term "business day" shall have the meaning given to such terms in paragraph 1(ii) of Exhibit B to this Agreement.

Business Day: The term "Business Day" as used in this Agreement shall have the meaning given to such term in paragraph 1(i) of Exhibit B to this Agreement.

Co-Lenders: The term "Co-Lenders" as used in this Agreement shall have the meaning given to such term in the preamble to the main body of this Agreement.

Co-Lenders Agreement: The term "Co-Lenders Agreement" as used in this Agreement shall mean that certain Co-Lender and Servicing Agreement dated the date hereof by and among Smith Barney and NationsBank, in its individual capacity and as Agent, as the same may be amended from time to time.

Collateral: The term "Collateral" as used in this Agreement shall mean all of the now existing or hereafter acquired right, title and interest of Borrowers in and to (a) the Initial Properties, (b) the Additional Properties which are included in the collateral pool for the Credit Facility, (c) all Leases, Rents, easements, options, personal property and other rights or property related to the ownership or operation of the Properties which are included from time to time in the collateral pool for the Credit Facility, (d) any other collateral now or hereafter delivered to Co-Lenders pursuant to the provisions of this Agreement or the other Credit Facility Documents as collateral for the Credit Facility and (e) all proceeds of the foregoing.

Commitment Fee: The term "Commitment" as used in this Agreement shall have the meaning given to such term in paragraph 10 of the main body of this Agreement.

Credit Facility: The term "Credit Facility" as used in this Agreement shall have the meaning given to such term in the Preliminary Statement on the first page of the main body of this Agreement.

Credit Facility Documents: The term "Credit Facility Documents" as used in this Agreement shall collectively mean this Agreement, the Credit Facility Notes, the Mortgages, the Assignments of Leases and Rents, the Guaranty of Payment, the Hazardous Material Guaranty and Indemnification Agreement and all other documents and instruments of any nature whatsoever now or hereafter executed and delivered in connection with this Agreement or the Credit Facility, as any of the same may from time to time be amended, modified, extended, supplemented, renewed, replaced or restated.

Credit Facility Notes: The term "Credit Facility Notes" as used in this Agreement shall mean, collectively, the following: (i) that certain Note dated the date hereof in the original principal amount of $35,000,000.00 given by Borrowers to Smith Barney, and (ii) that certain Note dated the date hereof in the original principal amount of $35,000,000.00 given by Borrowers to

NationsBank, as such Notes may from time to time be amended, modified, extended, supplemented, renewed, replaced or restated.

Credit Facility Outstanding: The term "Credit Facility Outstanding" as used in this Agreement shall mean the outstanding principal balance of the Credit Facility from time to time.

Credit Facility Percentage Interests: The term "Credit Facility Percentage Interests" as used in this Agreement shall have the meaning given to such term in paragraph 2 of the main body of this Agreement.

Debt: The term "Debt" as used in this Agreement shall mean all principal, interest, additional interest and other sums of any nature whatsoever which may or shall become due and payable to Co-Lenders in accordance with the provisions of the Credit Facility Documents.

default: The term "default" as used in this Agreement shall mean the occurrence of any default by Borrowers or any other Person in the observance or performance of any of the terms, covenants or provisions of this Agreement, the Credit Facility Notes, the Mortgages or the other Credit Facility Documents on the part of Borrowers or such other Person to be observed or performed without regard to whether such default constitutes or would upon notice or lapse of time, or both, constitute an Event of Default under this Agreement, the Credit Facility Notes, the Mortgages or the other Credit Facility Documents.

Default Rate: The term "Default Rate" as used in this Agreement shall, to the extent necessary, be determined on a daily basis and shall be equal to four (4%) percent plus the greater on a daily basis of (i) the weighted average of the LIBOR Rates, if any, from time to time, applicable to the Credit Facility Notes, and (ii) the Floating Rate, provided, however, that the Default Rate shall in no event exceed the maximum interest rate permitted by applicable law. The Default Rate shall be calculated for the actual number of days elapsed on the basis of a 360-day calendar year.

Emmes Properties: The term "Emmes Properties" as used in this Agreement shall collectively mean (A) the premises located in Mt. Laurel, Burlington County, New Jersey together with the improvements erected thereon and commonly known as (i) 2000-4000 Midlantic Drive, (ii) 9000 Midlantic Drive, (iii) 10000 Midlantic Drive, and (iv) 15,000 Midlantic Drive, and (B) the premises located in Upper Merion Township, Montgomery County, Pennsylvania together with the improvements erected thereon and commonly known as 7000 Geerdes Boulevard.

Environmental Requirements: The term "Environmental Requirements" as used in this Agreement shall have the meaning given to such term in paragraph 20 of the main body of this Agreement.

Environmental Reports: The term "Environmental Reports" as used in this Agreement shall mean (i) in respect of the Initial Properties, the environmental reports listed on Schedule 4 attached hereto, and (ii) in respect of any Additional Property which is added to the collateral pool for the Credit Facility from time to time, the environmental reports delivered to and approved by Co-Lenders, in accordance with the provisions of paragraph 1(1) of Exhibit D-1 attached hereto.

ERISA: The term "ERISA" as used in this Agreement shall have the meaning given to such term in paragraph 12(u) of the main body of this Agreement.

Events of Default: The term "Events of Default" as used in this Agreement shall have the meaning given to such term in paragraph 31 of the main body of this Agreement.

Existing Credit Agreement: The term "Existing Credit Agreement" as used in this Agreement shall mean a certain Revolving Credit Facility dated as of November 25, 1996 among Smith Barney Mortgage Capital Group, Inc.; NationsBank, N.A., acting in its individual capacity; Brandywine Realty Trust; Brandywine Operating Partnership, L.P.; LC/N Horsham Limited Partnership; LC/N Keith Valley Limited Partnership I; Nichols Lansdale Limited Partnership III; Newtech III Limited Partnership; Newtech IV Limited Partnership; C/N Oaklands Limited Partnership I; Fifteen Horsham, L.P.; C/N Leedom Limited Partnership II; C/N Iron Run Limited Partnership III; and NationsBank, N.A., acting in its capacity as administrative and documentation agent.

Existing Credit Facility: The term "Existing Credit Facility" as used in this Agreement shall mean the $80,000,000 revolving credit facility extended to Borrowers and certain of their Affiliates in accordance with the terms of the Existing Credit Agreement.

Existing Credit Facility Documents: The term "Existing Credit Facility Documents" as used in this Agreement shall mean the "Credit Facility Documents" as defined and described in the Existing Credit Agreement.

Federal Funds Effective Rate: The term "Federal Funds Effective Rate" as used in this Agreement shall have the meaning given to such term in paragraph 1(ii) of Exhibit B to this Agreement.

FF&E: The term "FF&E" as used in this Agreement shall mean, collectively, all goods (as such term is defined in the Uniform Commercial Code), now owned or hereafter acquired by Borrowers, located at or used in connection with the Properties and the operation of the Properties, including, without limitation,
(i) all furniture and furnishings and all other items of personal property (including inventory now owned or hereafter acquired by Borrowers but excluding inventory and personal property owned by Lessee or any Other Lessee) located on, or used in connection with the operation of the Properties, together with all replacements, modifications, alterations and additions thereto; and (ii) all equipment, machinery, fixtures and other items of property required or incidental to the use of the Properties, including all components thereof, now and hereafter permanently affixed to or incorporated into the Properties, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste, disposal, air-cooling and air conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, all of which to the greatest extent permitted by law are deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto.

Financial Covenants: The term "Financial Covenants" as used in this Agreement shall mean all of the financial covenants contained in this Agreement and the Existing Credit Facility Agreement and including, without limitation, the financial covenant set forth in paragraphs 11 and 13 of this Agreement and the Debt-to-Tangible Net Worth Requirement, the Fixed Charge Coverage Ratio, the Loan to Value Requirement, the Minimum Debt Service Coverage Ratio and the Supplemental Debt Service Coverage Ratio (all as defined and more particularly described in the Existing Credit Agreement and as in effect on the date of this Agreement and without regard to any amendment of the Existing Credit

Agreement made after the date of this Agreement unless otherwise agreed to by Co-Lenders in the exercise of their sole and absolute discretion).

Financing Statements: The term "Financing Statements" as used in this Agreement shall mean Uniform Commercial Code Financing Statements, in form and content acceptable to Co-Lenders.

FIRREA: The term "FIRREA" as used in this Agreement shall mean the Financial Institutions Reform, Recovery and Enforcement Act.

Floating Rate: The term "Floating Rate" as used in this Agreement shall have the meaning given to such term in paragraph 1(ii) of Exhibit B to this Agreement.

GAAP: The term "GAAP" shall mean generally accepted accounting practices consistently applied.

Governmental Authority: The term "Governmental Authority" as used in this Agreement shall have the meaning given to such term in paragraph 20 of the main body of this Agreement.

Guarantor: The term "Guarantor" as used in this Agreement shall collectively mean WOP, BRP and BRSC.

Guaranty of Payment: The term "Guaranty of Payment" as used in this Agreement shall mean that certain Guaranty of Payment dated the date hereof given by Guarantors to Agent, the form of which is attached hereto as Exhibit I.

Hazardous Material: The term "Hazardous Material" as used in this Agreement shall have the meaning given to such term in paragraph 20 of the main body of this Agreement.

Hazardous Material Guaranty and Indemnification Agreement: The term "Hazardous Material Guaranty and Indemnification Agreement" as used in this Agreement shall mean that certain Hazardous Material Guaranty and Indemnification Agreement dated the date hereof given by Guarantors to Agent, the form of which is attached hereto as Exhibit J.

Initial Properties: The term "Initial Properties" as used in this Agreement shall mean the Owned Properties constituting part of the original collateral pool for the Credit Facility and, to the extent accepted for inclusion in the collateral pool, the Pending Properties, all as more particularly described in Exhibit E attached hereto.

Insurance Policies: The term "Insurance Policies" as used in this Agreement shall have the meaning given to such term in paragraph 18 of the main body of this Agreement.

Insurance Premiums: The term "Insurance Premiums" as used in this Agreement shall have the meaning given to such term in paragraph 18 of the main body of this Agreement.

Interest Payment Date: The term "Interest Payment Date" as used in this Agreement shall have the meaning given to such term in paragraph 1(iii) of Exhibit B to this Agreement.

Interest Period: The term "Interest Period" as used in this Agreement shall have the meaning given to such term in paragraph 1(iv) of Exhibit B to this Agreement.

Internal Revenue Code: The term "Internal Revenue Code" as used in this Agreement shall mean the Internal Revenue Code of 1986, as amended, or any successor statute.

Leases: The term "Leases" as used in this Agreement shall mean collectively mean all leases, licenses and other agreements now or hereafter entered into and affecting or relating to the use or occupancy of the Properties from time to time constituting part of the collateral pool for the Credit Facility.

LIBOR Rate: The term "LIBOR Rate" as used in this Agreement shall have the meaning given to such term in paragraph 1(v) of Exhibit B to this Agreement.

Material Agreements: The term "Material Agreements" as used in this Agreement shall mean all REAs, condominium declarations and related documents and all other agreements which in the judgment of Co-Lenders are material to the value, use, operation or management of any Property from time to time constituting part of the collateral pool for the Credit Facility, or the modification, amendment or termination of which could or would in the judgment of Co-Lenders have a material adverse effect on the value, use, operation or management of any Property from time to time constituting part of the collateral pool for the Credit Facility.

Maturity Date: The term "Maturity Date" shall have the meaning given to such term in paragraph 3 of the main body of this Agreement.

Mortgages: The term "Mortgages" as used in this Agreement shall mean fully cross defaulted and cross collateralized blanket mortgages constituting first liens on the fee estate of BOP in the Properties to be executed and delivered by BOP to Agent and securing payment in full of the Debt, the forms of which are attached hereto as Exhibits F and G.

NAREIT: The term "NAREIT" as used in this Agreement shall mean the National Association of Real Estate Investment Trusts.

NationsBank: The term "NationsBank" as used in this Agreement shall have the meaning given to such term in the preamble to the main body of this Agreement.

Owned Properties: The term "Owned Properties" as used in this Agreement shall mean the Properties which, as of the date hereof, are owned by BOP and which are so identified on Exhibit E attached hereto.

Pending Properties: The term "Pending Properties" as used in this Agreement shall mean the Properties whose owner is identified as "Pending" on Exhibit E attached hereto, all to which Properties Borrowers have contracted to acquire but none of which are owned by Borrowers as of the date hereof.

Permitted Title Exceptions: The term "Permitted Title Exceptions" as used in this Agreement shall mean those matters set forth in the title insurance policies insuring the respective liens of the Mortgages on the date hereof and those matters otherwise approved in writing by Co-Lenders.

Person: The term "Person" as used in this Agreement shall mean an individual, a corporation, a firm, a limited or general partnership, an association, a joint venture or any other entity or organization, including a governmental or political subdivision or an agent or instrumentality thereof.

Properties: The term "Properties" as used in this Agreement shall mean the properties (including, without limitation, the Owned Properties) from time to time constituting part of the collateral pool for the Credit Facility.

Prime Rate: The term "Prime Rate" as used in this Agreement shall have the meaning given to such term in paragraph 1(ii) of Exhibit B to this Agreement.

Principal Balance: The term "Principal Balance" as used in this Agreement shall have the meaning given to such term in paragraph 1(vii) of Exhibit B to this Agreement.

REA: The term "REA" as used in this Agreement shall mean, with respect to any individual Property, any executed and delivered comprehensive reciprocal easement and operating agreement which encumbers a Property and which either benefits such Property or will enhance the integrated use, operation and management of such Property.

Rents: The term "Rents" as used in this Agreement shall mean all rents, royalties, issues, profits, rent equivalent income, security deposits, insurance proceeds, tax refunds, any other revenues, income benefits or proceeds of any nature whatsoever generated by, arising from or otherwise relating to the Properties.

Request for Advance: The term "Request for Advance" as used in this Agreement shall have the meaning given to such term in paragraph 5 of the main body of this Agreement.

Required Due Diligence Materials: The term "Required Due Diligence Materials" as used in this Agreement shall mean all materials required by paragraph 1 of Exhibit D-1 of this Agreement.

Re-Set Date: The term "Re-Set Date" as used in this Agreement shall have the meaning given to such term in paragraph 1(viii) of Exhibit B to this Agreement.

Re-Set Date A: The term "Re-Set Date A" as used in this Agreement shall have the meaning given to such term in paragraph 1(ix) of Exhibit B to this Agreement.

Re-Set Date B: The term "Re-Set Date B" as used in this Agreement shall have the meaning given to such term in paragraph 1(x) of Exhibit B to this Agreement.

Re-Set Date C: The term "Re-Set Date C" as used in this Agreement shall have the meaning given to such term in paragraph 1(xi) of Exhibit B to this Agreement.

Re-Set Date D: The term "Re-Set Date D" as used in this Agreement shall have the meaning given to such term in paragraph 1(xii) of Exhibit B to this Agreement.

Roll Over Date: The term "Roll Over Date" as used in this Agreement shall have the meaning given to such term in paragraph 1(xiii) of Exhibit B to this Agreement.

Smith Barney: The term "Smith Barney" as used in this Agreement shall have the meaning given to such term in preamble to the main body of this Agreement.

Springdale: The term "Springdale" as used in this Agreement shall mean the premises located in Whiteland Township, Chester County, Pennsylvania together with the improvements erected thereon and commonly known as 748 and 855 Springdale Drive.

Sproul Road: The term "Sproul Road" as used in this Agreement shall mean the premises located in Marple Township, Delaware County, Pennsylvania together with the improvements erected thereon and commonly known as 974 Sproul Road.

Taxes: The term "Taxes" as used in this Agreement shall have the meaning given to such term in paragraph 17 of the main body of this Agreement.

Telerate Page 3750: The term "Telerate Page 3750" as used in this Agreement shall have the meaning given to such term in paragraph 1(v) of Exhibit B to this Agreement.

Title Company: The term "Title Company" as used in this Agreement shall collectively mean Commonwealth Land Title Insurance Company, a Pennsylvania corporation.

WOP: The term "WOP" as used in this Agreement shall mean Witmer Operating Partnership, L.P., a Delaware limited partnership.

                                    EXHIBIT B

                      (Credit Facility Payment Provisions)



1. The following terms as used in this Exhibit shall have the following meanings:

            (i) The term "Business Day" shall mean any day on which Agent is open for business in the city in which its principal office is located and on which commercial banks in the City of London, England are open for dealings in U.S. dollar deposits in the London Interbank Market, provided, however, that during any period of time during which the entire Principal Balance is bearing interest at the Floating Rate in accordance with the provisions of this Note hereinafter set forth, the term "Business Day" shall mean any day on which Agent is open for business in the city in which its principal office is located.

            (ii) The term "Floating Rate" shall mean a rate per annum equal to 25 basis points plus the greater on a daily basis of (a) the Prime Rate, or (b) the Alternate Credit Rate. The term "Prime Rate" shall mean such rate of interest as is publicly announced by NationsBank or other comparable bank designated by Agent at its principal office from time to time as its prime rate. Any change in the Prime Rate shall be effective on the date such change is announced by NationsBank or other comparable bank designated by Agent. The term "Alternate Credit Rate" shall mean a rate per annum equal to 50 basis points plus the Federal Funds Effective Rate from time to time. The "Federal Funds Effective Rate" shall to the extent necessary be determined by Agent separately for each day during the term of the Credit Facility and shall for each such day be a rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for each such day (or if any such day is not a business day, for the next immediately preceding business day) by the Federal Reserve Bank of New York, or if the weighted average of such rates is not so published for any such day which is a business day, the average of the quotations for any such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by Agent. The term "business day" as used in the preceding sentence of this subparagraph shall mean any day on which the Federal Reserve Bank of New York is open for business. Any change in the Floating Rate as a result of a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of any such change in the Prime Rate or the Federal Funds Effective Rate, as the case may be. If for any reason Agent shall have determined (which determination shall be conclusive and binding on Borrowers) that Agent is unable to ascertain the Federal Funds Effective Rate for any reason, including, without limitation, the inability or failure of Agent to obtain sufficient bids for the purposes of determining the Federal Funds Effective Rate in accordance with the provisions of this subparagraph, the Floating Rate shall be determined on the basis of the Prime Rate until the circumstances giving rise to such inability no longer exist. The Floating Rate shall be calculated for the actual number of days elapsed on the basis of a 360-day year. Each determination of the Floating Rate shall be made by Agent and shall be conclusive and binding upon Borrowers absent manifest error.

            (iii) The term "Interest Payment Date" shall mean July 1, 1997 and the first day of each month thereafter during the term of the Credit Facility, provided, however, that if the first day of any such month shall not be a Business Day, the Interest Payment Date for such month shall be the next succeeding Business Day.

            (iv) The term "Interest Period" shall mean the period of time during which a particular LIBOR Rate will be applicable to all or any particular portion of the Principal Balance in accordance with the provisions of this Exhibit, it being agreed that (a) each Interest Period (I) which commences on a Re-Set Date A shall terminate on a ReSet Date A, (II) which commences on a Re-Set Date B shall terminate on a Re-Set Date B, (III) which commences on a Re-Set Date C shall terminate on a Re-Set Date C, and (IV) which commences on a Re-Set Date D shall terminate on a Re-Set Date D, (b) each Interest Period shall, except as specifically provided to the contrary in this subparagraph (iv) and in paragraph 4 below, be of a duration of one month, (c) no Interest Period shall extend beyond the Maturity Date, and (d) the portion of the Principal Balance with respect to which a particular Interest Period is applicable will bear interest at the LIBOR Rate pertaining to such Interest Period from and including the first day of such Interest Period to, but not including, the last day of such Interest Period.

            (v) The "LIBOR Rate" applicable to a particular Interest Period shall mean a rate per annum equal to 175 basis points plus the Base LIBOR Rate applicable to such Interest Period. The "Base LIBOR Rate" applicable to a particular Interest Period shall mean a rate per annum equal to the rate for U.S. dollar deposits with maturities comparable to such Interest Period which appears on Telerate Page 3750 as of 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, provided, however, that if such rate does not appear on Telerate Page 3750, the "Base LIBOR Rate" applicable to such Interest Period shall mean a rate per annum equal to the rate at which U.S. dollar deposits in an amount approximately equal to the Principal Balance (or the portion thereof which will bear interest at a LIBOR Rate during the Interest Period to which such Base LIBOR Rate is applicable in accordance with the provisions of this Exhibit), and with maturities comparable to the last day of the Interest Period with respect to which such Base LIBOR Rate is applicable, are offered in immediately available funds in the London Interbank Market to the London office of NationsBank or other comparable bank designated by Agent by leading banks in the Eurodollar market at 11:00 a.m., London time, two (2) Business Days prior to the commencement of the Interest Period to which such Base LIBOR Rate is applicable. The term "Telerate Page 3750" means the display designated as "Page 3750" on the Associated Press-Dow Jones Telerate Service (or such other page as may replace Page 3750 on the Associated Press-Dow Jones Telerate Service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association interest settlement rates for U.S. dollar deposits). Any Base LIBOR Rate determined on the basis of the rate displayed on Telerate Page 3750 in accordance with the foregoing provisions of this subparagraph shall be subject to corrections, if any, made in such rate and displayed by the Associated Press-Dow Jones Telerate Service within one hour of the time when such rate is first displayed by such Service. Each determination of the LIBOR Rate and the Base LIBOR Rate applicable to a particular Interest Period shall be made by Agent and shall be conclusive and binding upon Borrowers absent manifest error. Interest at the applicable LIBOR Rate from time to time shall be calculated for the actual number of days elapsed on the basis of a 360-day year.

            (vi) The term "Maturity Date" shall mean July 30, 1997.

            (vii) The term "Principal Balance" shall mean the outstanding principal balance of the Credit Facility from time to time.

            (viii) The term "Re-Set Date" shall mean, as applicable, a Re-Set Date A, a Re-Set Date B, a Re-Set Date C or a Re-Set Date D.

            (ix) The term "Re-Set Date A" shall mean May 30, 1997 and thereafter the 30th day of each subsequent calendar month during the term of the Credit Facility, provided, however, that if the 30th day of any such subsequent calendar month during the term of the Credit Facility shall not be a Business Day, the Re-Set Date A for such calendar month shall be the next succeeding Business Day, unless the next such succeeding Business Day would fall in the next calendar month, in which event the Re-Set Date A for such calendar month shall be the next preceding Business Day. For the purposes of this Exhibit the period of time between any two consecutive Re-Set Dates As during the term of the Credit Facility shall be deemed to be a period of one month.

            (x) The term "Re-Set Date B" shall mean the date set forth in Borrowers' Request for Advance (which date must be a Business Day) and thereafter the numerically corresponding day of each subsequent calendar month during the term of the Credit Facility, provided, however, that if the numerically corresponding day of any such subsequent calendar month during the term of the Credit Facility shall not be a Business Day, the Re-Set Date B for such calendar month shall be the next succeeding Business Day, unless the next such succeeding Business Day would fall in the next calendar month, in which event the Re-Set Date B for such calendar month shall be the next preceding Business Day. For the purposes of this Exhibit the period of time between any two consecutive Re-Set Date Bs during the term of the Credit Facility shall be deemed to be a period of one month.

            (xi) The term "Re-Set Date C" shall mean the date set forth in Borrowers' Request for Advance (which date must be a Business Day) and thereafter the numerically corresponding day of each subsequent calendar month during the term of the Credit Facility, provided, however, that if the numerically corresponding day of any such subsequent calendar month during the term of the Credit Facility shall not be a Business Day, the Re-Set Date C for such calendar month shall be the next succeeding Business Day, unless the next such succeeding Business Day would fall in the next calendar month, in which event the Re-Set Date C for such calendar month shall be the next preceding Business Day. For the purposes of this Exhibit the period of time between any two consecutive Re-Set Date Cs during the term of the Credit Facility shall be deemed to be a period of one month.

            (xii) The term "Re-Set Date D" shall mean the date set forth in Borrowers' Request for Advance (which date must be a Business Day) and thereafter the numerically corresponding day of each subsequent calendar month during the term of the Credit Facility, provided, however, that if the numerically corresponding day of any such subsequent calendar month during the term of the Credit Facility shall not be a Business Day, the Re-Set Date D for such calendar month shall be the next succeeding

      Business Day, unless the next such succeeding Business Day would fall in the next calendar month, in which event the Re-Set Date D for such calendar month shall be the next preceding Business Day. For the purposes of this Exhibit the period of time between any two consecutive Re-Set Date Ds during the term of the Credit Facility shall be deemed to be a period of one month.

            (xiii) The "Roll Over Date" applicable to a particular Interest Period shall mean the last day of such Interest Period.

                         2. Borrower shall pay to Agent, for the equal and
ratable benefit of Co-Lenders, the Principal Balance or so much thereof as may be advanced by Co-Lenders to Borrowers and be outstanding from time to time in accordance with the provisions of this Agreement, with interest thereon from and including the date of this Agreement to, but not including, the date the Principal Balance is paid in full calculated in the manner hereinafter set forth, as follows:

                         (i) interest on the Principal Balance calculated in the manner hereinafter set forth shall be due and payable in Federal funds or other immediately available funds on each Interest Payment Date during the term of the Credit Facility; and

                         (ii) the entire Principal Balance, together with all interest accrued and unpaid thereon calculated in the manner hereinafter set forth and all other sums due in respect of the Credit Facility in accordance with the Credit Facility Documents, shall be due and payable on the Maturity Date.

                         3. All payment in respect of the Principal Balance,
interest on the Principal Balance and all other sums which may or shall become due and payable in respect of the Credit Facility in accordance with the provisions of the Credit Facility Notes, this Agreement and the other Credit Facility Documents shall (except to the extent otherwise specifically provided to the contrary in the Credit Facility Documents) be paid to Agent for the equal and ratable benefit of Co-Lenders.

                         4. The entire Principal Balance shall, except as
specifically provided to the contrary in this paragraph and in paragraph 6 and paragraph 11 of this Exhibit, bear interest at one or more of the available LIBOR Rates. The available LIBOR Rates shall consist of a one-month LIBOR Rate determined in accordance with the provisions of paragraph 1 (v) and paragraph 6 of this Exhibit, it being agreed that (i) Borrowers shall have the right to select the LIBOR Rate or Rates from time to time applicable to the Principal Balance, and (ii) each LIBOR Rate from time to time so selected by Borrowers shall take effect and shall end on (i) a Re-Set Date A, (ii) a Re-Set Date B,
(iii) a ReSet Date C or (iv) a Re-Set Date D. Except as hereinafter specifically provided to the contrary in this paragraph, Borrower shall not have the right to select more than one LIBOR Rate to take effect on any given Re-Set Date. The LIBOR Rate selected by Borrowers or otherwise designated for a particular Re-Set Date in accordance with the foregoing provisions of this paragraph, shall be in effect from and including the first day of the Interest Period to which such LIBOR Rate pertains to, but not including, the Roll Over Date applicable to such Interest Period, and shall (subject to the following provisions of this paragraph) be applicable to the entire portion of the Principal Balance with respect to which a LIBOR Rate or Rates are due to be re-set on such Re-Set Date, as well as to any portion of the Principal Balance bearing interest at a Floating Rate and any advance of the Credit Facility scheduled to be made on such Re-Set Date. Borrowers shall have the right to select up to, but not in excess of, two LIBOR Rates to take effect on any given Re-Set Date by written notice given to Agent at least five (5) Business Days prior to the applicable Re-Set Date in which Borrowers shall specify the two LIBOR Rates so selected by Borrowers and the respective portions of the Principal Balance (inclusive of any advance of the Credit Facility scheduled to be made on such Re-Set Date) to which such LIBOR Rates are to respectively pertain, subject to compliance with the following conditions: 1) the minimum portion of the Principal Balance to which any such LIBOR Rate may pertain shall be equal to at least $3,000,000, and 2) each such LIBOR Rate so selected by Borrowers shall be applicable to the portion of the Principal Balance to which it pertains from and including the first day of the applicable Interest Period to, but not including, the Roll Over Date applicable to such Interest Period. Each portion of the Principal Balance bearing interest at a LIBOR Rate with a Roll Over Date other than the Maturity Date and which is less than one month prior to the Maturity Date shall from and after such Roll Over Date at the election of Agent either bear interest at the Floating Rate or at a one month LIBOR Rate determined in accordance with the provisions of paragraph 1(v) and paragraph 6 of this Exhibit from and including such Roll Over Date to, but not including, the Maturity Date, it being agreed that any such one-month LIBOR Rate shall be determined on the basis of an assumed Interest Period of one month.

                         5. Notwithstanding anything to the contrary contained
in this Agreement or the other Credit Facility Documents, Borrowers shall not have the right (other than as provided in the next sentence) to obtain more than one advance per month under the Credit Facility. Notwithstanding the foregoing, Borrowers shall have the right to obtain more than one advance under the Credit Facility per month if such additional advance is being made pursuant to this Agreement in connection with the acquisition of a Pending Property or an Additional Property in accordance with the provisions of this Agreement.

                         6. Agent shall, as soon as practicable after 9:30 a.m.,
Charlotte, North Carolina time, two (2) Business Days prior to the commencement of a particular Interest Period, determine the LIBOR Rate which will be in effect during such Interest Period and inform Borrowers of the LIBOR Rate so determined (which determination shall be conclusive and binding upon Borrowers absent manifest error). In the event, and on each occasion, that on the day two
(2) Business Days prior to the commencement of a particular Interest Period, Agent shall have determined in good faith (which determination shall be conclusive and binding upon Borrowers) that U.S. dollar deposits in an amount approximately equal to the portion of the Principal Balance which is to bear interest at a particular LIBOR Rate during such particular Interest Period in accordance with the provisions of this Exhibit are not generally available at such time in the London Interbank Market, or reasonable means do not exist for ascertaining a LIBOR Rate for such particular Interest Period, Agent shall so notify Borrowers and the interest rate applicable to the portion of the Principal Balance with respect to which such LIBOR Rate was to pertain shall automatically be converted to the Floating Rate as of the date upon which such particular Interest Period was to have commenced, it being agreed that the Floating Rate shall remain in effect thereafter with respect to such portion of the Principal Balance unless and until Agent shall have determined in good faith (which determination shall be conclusive and binding upon Borrowers) that the aforesaid circumstances no longer exist, whereupon the interest rate applicable to such portion of the Principal Balance shall be converted back to a LIBOR Rate determined in the manner hereinabove set forth in this Exhibit effective as of the first Re-Set Date which occurs ten (10) Business Days or more after such good faith determination by Agent. If any change in any law or regulation or in the interpretation thereof by any governmental authority charged with the administration or interpretation thereof shall make it unlawful for any one or more of Co-Lenders to make or maintain LIBOR Rates with respect to the Principal Balance or any portion thereof or to fund the Principal Balance or any portion thereof at LIBOR Rates in the London Interbank Market or to give effect to their respective obligations as contemplated by this Exhibit, then, upon notice by Agent to Borrowers, the interest rate applicable to the entire Principal Balance shall be automatically converted to the Floating Rate, it being agreed that any notice given by Agent to Borrowers pursuant to this sentence shall, if lawful, be effective insofar as it pertains to any particular portion of the Principal Balance bearing interest at a particular LIBOR Rate on the last day of the then existing Interest Period pertaining to such particular portion of the Principal Balance, or if not lawful, shall be effective immediately upon being given by Agent to Borrowers, and that the Floating Rate shall remain in effect thereafter with respect to such particular portion of the Principal Balance unless and until Agent shall have determined in good faith (which determination shall be conclusive and binding upon Borrowers) that the aforesaid circumstances no longer exist, whereupon the interest rate applicable to such portion of the Principal Balance shall be converted to a LIBOR Rate determined in the manner hereinabove set forth in this Exhibit effective as of the first Re-Set Date which occurs ten (10) Business Days or more after such good faith determination by Agent. If the interest rate applicable to any particular portion of the Principal Balance is converted from a LIBOR Rate to the Floating Rate on a date other than a Roll Over Date in accordance with the provisions of the preceding sentence, Borrowers shall pay to Agent on demand an amount equal to the prepayment premium, if any, which would have been due pursuant to the provisions of this Exhibit hereinafter set forth if the portion of the Principal Balance bearing interest at such LIBOR Rate was prepaid in full on the date of such conversion.

                         7. Borrowers recognize that the cost to Co-Lenders of
making or maintaining LIBOR Rates with respect to the Principal Balance or any portion thereof may fluctuate and Borrowers agree to pay Agent within ten (10) days after demand by Agent an additional amount or amounts as Agent shall reasonably determine will compensate Co-Lenders for actual costs incurred by Co-Lenders in maintaining LIBOR Rates on the Principal Balance or any portion thereof as a result of:

                         (i) the imposition after the date of this Agreement of, or changes after the date of this Agreement in, or the actual maintenance after the date of this Agreement by any Co-Lender of, reserves in accordance with the reserve requirements now or hereafter promulgated by the Board of Governors of the Federal Reserve System of the United States, including, but not limited to, any reserve on Eurocurrency Liabilities as defined in Regulation D of the Board of Governors of the Federal Reserve System of the United States at the ratios provided in such Regulation from time to time, it being agreed that the portion of the Principal Balance bearing interest at LIBOR Rates from time to time in accordance with the provisions of this Exhibit shall be deemed to constitute Eurocurrency Liabilities, as defined by such Regulation; or

                         (ii) any change, after the date of this Agreement, in applicable law, rule or regulation or in the interpretation or administration thereof by any domestic or foreign governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) or by any domestic or foreign court changing the basis of taxation of payments to any Co-Lender of the Principal Balance or interest on the Principal Balance or any portion thereof at a LIBOR Rate or any other fees or amounts payable in respect of the Credit Facility pursuant to the provisions of the Credit Facility Documents (other than taxes imposed on all or any portion of the overall net income of any such Co-Lender by the Federal government or by the state or country of incorporation or domicile of any such Co-Lender or by any political subdivision or taxing authority of the Federal government or any such state or country), or imposing, modifying or applying any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, credit extended by, or any other acquisition of funds for loans by any such Co-Lender or imposing on any such Co-Lender or on the London Interbank Market any other condition affecting the Credit Facility, the Credit Facility Documents or the portion of the Principal Balance bearing interest at LIBOR Rates so as to increase the cost to any such Co-Lender of making or maintaining LIBOR Rates with respect to the Principal Balance or any portion thereof or to reduce the amount of any sum received or receivable by any such Co-Lender with respect to the Credit Facility pursuant to the provisions of the Credit Facility Documents (whether of principal, interest or otherwise), by an amount deemed by Agent in good faith to be material, but without duplication for payments required under subparagraph (i) above.

                         Any amount or amounts payable by Borrowers to
Co-Lenders pursuant to subparagraph (i) or (ii) above shall be paid by Borrowers to Co-Lenders within ten (10) days of receipt by Borrowers from Agent of a statement setting forth the amount or amounts due and the basis for the determination from time to time of such amount or amounts, which statement shall be conclusive and binding upon Borrowers absent manifest error. Failure on the part of Co-Lenders to demand compensation for any increased costs in any Interest Period shall not constitute a waiver of Co-Lenders' right to demand compensation for any increased costs incurred during any such Interest Period or in any other subsequent or prior Interest Period. Failure on the part of Co-Lenders to demand compensation for any increased costs in any Interest Period shall not constitute a waiver of Agent's right to demand compensation for any increased costs incurred during any such Interest Period or in any other subsequent or prior Interest Period.

                         8. Borrowers shall indemnify each Co-Lender against any
loss or expense that any such Co-Lender may sustain or incur as a consequence of any failure by Borrowers to take down all or any portion of any advance of the Credit Facility (including, without limitation, the initial advance of the Credit Facility) on the date Borrowers requested that such advance be made in accordance with the provisions of this Agreement or as a consequence of any default by Borrowers in the payment of any portion of the Principal Balance bearing interest at a LIBOR Rate, or any part thereof or interest accrued thereon at a LIBOR Rate, as and when due and payable, or the occurrence of any Event of Default including, but not limited to, any loss or expense sustained or incurred by any such Co-Lender in liquidating or reemploying deposits from third parties acquired to effect or maintain a LIBOR Rate with respect to all or any portion of the Principal Balance or any advance of the Credit Facility requested or scheduled to be made pursuant to the provisions of this Agreement. Co-Lenders shall provide to Borrowers a statement explaining the amount of any such loss or expense, which statement shall be conclusive and binding upon Borrowers absent manifest error.

                         9. If after the date of this Agreement, Agent shall
have determined that the adoption after the date of this Agreement of any law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any domestic or foreign governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Co-Lender (or any lending office of any Co-Lender) or by any Co-Lender's holding company, as the case may be, with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on any Co-Lender's capital or on the capital of any Co-Lender's holding company, as the case may be, as a consequence of any Co-Lender's obligations with respect to the Credit Facility under the terms of the Credit Facility Documents to a level below that which any such Co-Lender or any such Co-Lender's holding company, as the case may be, could have achieved but for such adoption, change or compliance (taking into consideration any such Co-Lender's or any such Co-Lender's holding company's policies, as the case may be, with respect to capital adequacy) by an amount deemed by Agent to be material, then from time to time, Borrowers shall pay to Agent such additional amount or amounts as will compensate any such Co-Lender or any such Co-Lender's holding company, as the case may be, for such reduction. Any amount or amounts payable by Borrowers to Co-Lenders in accordance with the provisions of this paragraph shall be paid by Borrowers to Agent within ten (10) days of receipt by Borrowers from Agent of a statement setting forth the amount or amounts due and the basis for the determination from time to time of such amount or amounts, which statement shall be conclusive and binding upon Borrowers absent manifest error.

                         10. Subject to the following provisions of this
paragraph, Borrowers shall have the right to prepay the Principal Balance in whole, or in part, upon not less than five (5) Business Days' prior written irrevocable notice to Agent specifying the intended date of prepayment, which date of prepayment shall not be more than fifteen (15) days after the date of such notice, and the amount to be prepaid and upon payment of all interest and other sums then due and payable pursuant to the provisions of the Credit Facility Documents. The portion of the Principal Balance specified in any such irrevocable notice of prepayment shall, notwithstanding anything to the contrary contained in the Credit Facility Documents, be absolutely and unconditionally due and payable on the date specified in such notice. No prepayment premium shall be payable if the portion of the Principal Balance being prepaid is bearing interest on the date of prepayment at the Floating Rate in accordance with the provisions of paragraph 11 of this Exhibit or otherwise in accordance with the provisions of this Exhibit, or if such prepayment occurs on the Roll Over Date pertaining to the portion of the Principal Balance being prepaid. If any particular portion of the Principal Balance being prepaid is bearing interest at a particular LIBOR Rate and such prepayment does not occur on the Roll Over Date pertaining to the portion of the Principal Balance being prepaid, Borrowers shall pay to Agent contemporaneously with such prepayment a prepayment premium equal to the portion of the Principal Balance being prepaid, multiplied by a per annum interest rate equal to the difference between the Base LIBOR Rate applicable to the portion of the Principal Balance being prepaid and the 360-day equivalent interest yield, as adjusted to reflect interest payments on a monthly basis (hereinafter called the "Reinvestment Rate"), on any U.S. Government Treasury Obligations selected by Agent, in its sole and absolute discretion, in an aggregate amount comparable to the portion of the Principal Balance being prepaid, and with maturities comparable to the Roll Over Date applicable to the portion of the Principal Balance being prepaid, calculated over a period of time from and including the date of prepayment to, but not including, the Roll Over Date applicable to the portion of the Principal Balance being prepaid. If the Base LIBOR Rate applicable to the portion of the Principal Balance being prepaid is equal to or less than the Reinvestment Rate no prepayment premium shall be due. No prepayment premium payable under this paragraph shall in any event or under any circumstance be deemed or construed to be a penalty. If a portion of the Principal Balance is bearing interest at a LIBOR Rate or Rates and a portion of the Principal Balance is bearing interest at the Floating Rate in accordance with the provisions of this Exhibit on the date of a partial prepayment of the Principal Balance in accordance with the provisions of this paragraph, such partial prepayment shall be applied to the respective portions of the Principal Balance bearing interest at such LIBOR Rate or Rates and the Floating Rate in such order and manner so as to minimize the prepayment premium due with respect thereto as calculated pursuant to the provisions of this paragraph. Any payment of the Principal Balance after the Debt shall have been declared to be immediately due and payable in accordance with the provisions of the Credit Facility Documents, or after a foreclosure of one or more of the Mortgages has commenced as a result of the occurrence of an Event of Default, shall, to the extent permitted by law, be deemed to be a voluntary prepayment for all purposes of this paragraph and a prepayment premium calculated pursuant to the provisions of this paragraph shall be payable with respect thereto based upon the Base LIBOR Rate or Rates applicable to the Principal Balance immediately prior to such default, declaration or commencement. Agent shall deliver to Borrowers a statement setting forth the amount and basis of determination of the prepayment premium, if any, due in connection with a prepayment of the Principal Balance in accordance with the provisions of this paragraph, it being agreed that (a) the calculation of such prepayment premium may be based on any U.S. Government Treasury Obligations selected by Agent, in its sole and absolute discretion, (b) Co-Lenders shall not be obligated or required to have actually reinvested the prepaid portion of the Principal Balance in any such U.S. Government Treasury Obligations as a condition precedent to Borrowers being obligated to pay a prepayment premium calculated in accordance with the provisions of this paragraph, and (c) Borrowers shall not have the right to question the correctness of any such statement or the method of calculation set forth therein in the absence of manifest error. Borrowers shall, upon receipt of such statement and contemporaneously with any such prepayment of the Principal Balance, remit to Agent the prepayment premium, if any, due in connection therewith, as calculated pursuant to the provisions of this paragraph. Payee shall not be obligated to accept any prepayment of the Principal Balance unless it is accompanied by the prepayment premium, if any, due in connection therewith as calculated pursuant to the provisions of this paragraph. Any partial prepayment of the Principal Balance in accordance with the provisions of this paragraph shall be in a minimum amount of at least $1,000,000 and shall be in even multiples of $100,000. The provisions of this paragraph shall be applicable to any prepayment of the Principal Balance in whole or in part, it being agreed that any payment of the Principal Balance, in whole or in part, (i) to maintain compliance with the Financial Covenants, (ii) in connection with any mandatory pay down of the Principal Balance pursuant to paragraph 8 of this Agreement, or (iii) otherwise pursuant to or as required by the provisions of the Credit Facility Documents, shall be deemed to be a voluntary prepayment for the purposes of this paragraph and a prepayment premium calculated pursuant to the provisions of this paragraph shall be payable with respect thereto.

                         11. Borrowers shall have the option upon not less than
fifteen (15) Business Days' prior written notice to Agent given simultaneously and in conjunction with an irrevocable notice of prepayment given by Borrowers to Payee pursuant to paragraph 10 of this Exhibit, and provided that such prepayment constitutes a mandatory prepayment of the Principal Balance pursuant to paragraph 8 of this Agreement, to convert the interest rate on the portion of the Principal Balance which is to be prepaid, as set forth in such notice of prepayment, to a Floating Rate effective as of the Re-Set Date A, the Re-Set Date B, the Re-Set Date C or the Re-Set Date D, as the case may be, occurring immediately prior to the designated date of prepayment, as set forth in such notice of prepayment, it being agreed that (i) such Re-Set Date A, ReSet Date B, Re-Set Date C or Re-Set Date D, as the case may be, must be ten (10) Business Days or more after the date of receipt by Agent from Borrowers of Borrowers' election to exercise such option pursuant to this paragraph, and (ii) the interest rate applicable to a particular portion of the Principal Balance may be converted from a particular LIBOR Rate to the Floating Rate, as of such Re-Set Date A, Re-Set Date B, Re-Set Date C or ReSet Date D, as the case may be, only if such Re-Set Date A, Re-Set Date B, ReSet Date C or Re-Set Date D, as the case may be, constitutes the Roll Over Date pertaining to such LIBOR Rate and such portion of the Principal Balance. If Borrowers exercise the aforesaid option, the interest rate on the portion of the Principal Balance with respect to which Borrowers have exercised such option will automatically convert to and be calculated at the Floating Rate from and including the Re-Set Date A, the Re-Set Date B, the Re-Set Date C or the Re-Set Date D, as the case may be, occurring immediately prior to the specified date of prepayment, as set forth in Borrowers' notice of prepayment, to, but not including, the earlier to occur of
(i) the date upon which such portion of the Principal Balance is paid in full, or (ii) the first Re-Set Date A, Re-Set Date B, Re-Set Date C or Re-Set Date D, as the case may be, occurring five (5) Business Days or more after the designated date of prepayment whereupon the interest rate on such portion of the Principal Balance (or so much thereof as may still be outstanding) shall (subject to the provisions of this Exhibit) thereafter be calculated at a LIBOR Rate determined in accordance with the provisions of this Exhibit. Nothing contained in the preceding sentence shall be deemed to qualify, modify or affect in any manner whatsoever the provisions of paragraph 10 of this Exhibit which provide that the portion of the Principal Balance specified in any notice of prepayment given by Borrowers to Agent pursuant to paragraph 10 of this Exhibit shall be absolutely and unconditionally due and payable on the date designated for such prepayment in such notice.

                         12. All sums which may or shall become due and payable
by Borrowers in accordance with the provisions of paragraph 7, 8 or 9 of this Exhibit shall be evidenced by the Credit Facility Notes, shall be secured by the Mortgages and shall constitute part of the Debt.